Exhibit 4.3

Execution Version

BERRY PETROLEUM COMPANY, LLC

AND EACH OF THE GUARANTORS PARTY HERETO

7.000% SENIOR NOTES DUE 2026

INDENTURE

Dated as of February 8, 2018

WELLS FARGO BANK, NATIONAL ASSOCIATION

Trustee

i

EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF NOTATION OF GUARANTEE
Exhibit E	FORM OF SUPPLEMENTAL INDENTURE

INDENTURE dated as of February 8, 2018 among Berry Petroleum Company, LLC, a Delaware limited liability company (the “Issuer”), Berry Petroleum Corporation, a Delaware corporation (the “Company”) and the other Guarantors (as defined) that may from time to time be party hereto and Wells Fargo Bank, National Association, a national banking association, as trustee.

The Issuer, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 7.000% Senior Notes due 2026 (the “Notes”):

ARTICLE 1

DEFINITIONS AND INCORPORATION

BY REFERENCE

Section 1.01    Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 144A.

“Acquired Debt” means, with respect to any specified Person:

(1)    Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2)    Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial Notes.

“Adjusted Consolidated Net Tangible Assets” means (without duplication), as of the date of determination:

(a)	the sum of:

(i)

the discounted future net revenues from Proved Reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any state or federal or foreign income taxes, as estimated in the reserve report prepared either as of the end of the Company’s most recently completed fiscal year (provided that, prior to the availability of the reserve report as of December 31, 2017, the reserve report prepared as of November 30, 2017 shall be deemed to be as of the most recently completed fiscal year for purposes of this covenant), or, if such date of determination is within 45 days after the end of such most recently completed fiscal year and no reserve report as of the end of such fiscal year has at the time been prepared or audited by independent petroleum engineers, the Company’s second preceding fiscal year, or, at the Company’s option, the most recently completed fiscal quarter for which financial statements are available, which reserve report is prepared or audited by independent petroleum engineers as to Proved Reserves accounting for at least 80% of all such discounted future net revenues and by the Company’s petroleum engineers with respect to any other Proved Reserves covered by such report, as increased by, as of the date of determination, the estimated discounted future net revenues from:

(A)	estimated Proved Reserves of the Company and its Restricted Subsidiaries acquired since the date of such year-end or quarterly reserve report, as applicable, and

(B)	estimated Proved Reserves of the Company and its Restricted Subsidiaries attributable to extensions, discoveries and other additions and upward revisions of estimates of Proved Reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior period end) since the date of such year-end or quarterly reserve report, as applicable, due to exploration, development or exploitation, production or other activities which would, in accordance with standard industry practice, cause such revisions, and decreased by, as of the date of determination, the discounted future net revenue attributable to:

(C)	estimated Proved Reserves of the Company and its Restricted Subsidiaries reflected in such year-end or quarterly reserve report produced or disposed of since the date of such year-end or quarterly reserve report, as applicable, and

(D)	reductions in estimated Proved Reserves of the Company and its Restricted Subsidiaries reflected in such year-end or quarterly reserve report since the date of such year-end or quarterly reserve report attributable to downward revisions of estimates of Proved Reserves since the date of such year-end or quarterly reserve report, as applicable, due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions;

in the case of the preceding clauses (A) through (D), calculated on a pre-tax basis in accordance with SEC guidelines (utilizing the prices utilized in such Person’s year-end or quarterly reserve report, as applicable) and estimated by the Company’s petroleum engineers or any independent petroleum engineers engaged by the Company for that purpose;

(ii)	the capitalized costs that are attributable to oil and gas properties of the Company and its Restricted Subsidiaries to which no Proved Reserves are attributable, based on the Company’s books and records as of a date no earlier than the last day of the Company’s most recent quarterly or annual period for which internal financial statements are available;

(iii)	the Consolidated Net Working Capital of the Company and its Restricted Subsidiaries as of a date no earlier than the last day of the Company’s most recent quarterly or annual period for which internal financial statements are available; and

(iv)	the greater of:

(A)	the net book value and

(B)	the appraised value, as estimated by independent appraisers, of other tangible assets (including Investments in unconsolidated Subsidiaries),

in each case, of the Company and its Restricted Subsidiaries as of a date no earlier than the last day of the date of the Company’s most recent quarterly or annual period for which internal financial statements are available; provided that if no such appraisal has been performed, the Company shall not be required to obtain such an appraisal and only clause (a)(iv)(A) of this definition shall apply, minus, to the extent not otherwise taken into account in this clause (a),

(b)	the sum of:

(i)	minority interests,

(ii)	any net gas balancing liabilities of the Company and its Restricted Subsidiaries as of the last day of the Company’s most recent annual or quarterly period for which internal financial statements are available;

(iii)	to the extent included in clause (a)(i) above, the discounted future net revenues, calculated on a pre-tax basis in accordance with SEC guidelines (utilizing the prices and costs utilized in the applicable reserve report described in clause (a)(i)), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto, and

(iv)	the discounted future net revenues, calculated on a pre-tax basis in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments that, based on the estimates of production, price and cost assumptions included in determining the discounted future net revenues specified in (a)(i) above, would be necessary to fully satisfy the payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto.

If the Company changes its method of accounting from the successful efforts method to the full cost method or a similar method of accounting, “Adjusted Consolidated Net Tangible Assets” will continue to be calculated as if the Company were still using the successful efforts method of accounting.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, Custodian, or Paying Agent.

“Applicable Premium” means, with respect to any Note at any redemption date, the greater of:

(1)	1.0% of the principal amount of the Note; or

(2)	the excess of:

(a) the present value at such redemption date of (i) the redemption price of the Note at February 15, 2021 (such redemption price being set forth in the table appearing in Section 3.07(d) hereof) plus (ii) all required interest payments due on the Note through February 15, 2021 (in each case excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points discounted to the redemption date on a semi-annual basis (assuming a 360 day year consisting of twelve 30 day months); over

(b) the principal amount of the Note.

“Applicable Procedures” means, with respect to any matter at any time relating to any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such matter.

“Asset Sale” means:

(1)    the sale, lease, conveyance or other disposition of any assets or rights by the Company or any of the Company’s Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Section 4.15 or by Section 5.01 hereof and not by the provisions of Section 4.10 hereof; and

(2)    the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale by the Company or any of the Company’s Restricted Subsidiaries of Equity Interests in any of the Company’s Subsidiaries, other than Preferred Stock issued in compliance with Section 4.09 hereof.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)    any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $15.0 million;

(2)    a disposition or transfer of assets between or among the Company and its Restricted Subsidiaries;

(3)    an issuance or disposition of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;

(4)    the sale, lease or other disposition of products, inventory, equipment, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, surplus, worn-out or obsolete assets in the ordinary course of business (including the abandonment or other disposition of intellectual property) that is, in the reasonable judgment of the Company, no longer economically practicable to maintain or useful in the conduct of the business of the Company and its Restricted Subsidiaries taken as whole;

(5)    licenses and sublicenses by the Company or any of its Restricted Subsidiaries of software or intellectual property, including seismic data and interpretations thereof, in the ordinary course of business;

(6)    any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(7)    the granting of Liens not prohibited by Section 4.12 hereof and dispositions in connection with any such Liens;

(8)    the sale or other disposition of cash or Cash Equivalents or other financial instruments;

(9)    a Restricted Payment (or payment or transfer that would be a Restricted Payment but for an exception to the definition thereof) that does not violate Section 4.07 hereof or a Permitted Investment;

(10)    sale or other disposition of Hydrocarbons or other mineral products in the ordinary course of business;

(11)    an Asset Swap;

(12)    dispositions of oil and natural gas properties; provided that at the time of any such disposition such properties do not have associated with them any Proved Reserves;

(13)    any Production Payments and Reserve Sales; provided that any such Production Payments and Reserve Sales, other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary of the Company, shall have been created, incurred, issued, assumed or Guaranteed in connection with the financing of, and within 60 days after the acquisition of, the property that is subject thereto;

(14)    the abandonment, farm-out, lease or sublease of developed or undeveloped Oil and Gas Properties in the ordinary course of business or which are usual and customary in the Oil and Gas Business generally or in the geographic region in which such activities occur, including pursuant to any agreement or arrangement described in the definition of Permitted Business Investments;

(15)    any sale or other disposition of Equity Interests in or Indebtedness of an Unrestricted Subsidiary;

(16)    the early termination or unwinding of any Hedging Obligations; and

(17)    dispositions of Joint Venture interests required by the terms of the documents governing such Joint Venture.

“Asset Swap” means any substantially contemporaneous (and in any event occurring within 180 days of each other) purchase and sale or exchange of any assets or properties used or useful in the Oil and Gas Business between the Company or any of its Restricted Subsidiaries and another Person; provided, that the Fair Market Value of the properties or assets traded or exchanged by the Company or such Restricted Subsidiary (together with any cash) is reasonably equivalent to the Fair Market Value of the properties or assets (together with any cash) to be received by the Company or such Restricted Subsidiary, and provided further that any net cash received must be applied in accordance with Section 4.10 hereof if then in effect.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have corresponding meanings. For purposes of this definition, a Person shall be deemed not to Beneficially Own securities that are the subject of a stock purchase agreement, merger agreement, amalgamation agreement, arrangement agreement or similar agreement until consummation of the transactions or, as applicable, series of related transactions contemplated thereby.

“Board of Directors” means:

(1)    with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)    with respect to a partnership, the board of directors of the general partner of the partnership;

(3)    with respect to a limited liability company, the board of managers thereof or if there is no such board, the managing member or members or any controlling committee of managing members thereof; and

(4)    with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary, an Assistant Secretary or another authorized Officer of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Borrowing Base” means, with respect to borrowings under the Credit Agreement and any amendment to and/or modification or replacement of the foregoing in the form of a reserve-based borrowing base credit facility, in each case with lenders that include commercial banks regulated by the U.S. Office of the Comptroller of the Currency, the maximum amount determined or re-determined by the lenders thereunder as the aggregate lending value to be ascribed to the Oil and Gas Properties and other assets of the Company and its Restricted Subsidiaries against which such lenders are prepared to provide loans, letters of credit or other Indebtedness to the credit parties, using customary practices and standards for determining reserve-based borrowing base loans and which are generally applied to borrowers in the Oil and Gas Business by commercial lenders, as determined semi-annually during each year and/or on such other occasions as may be required or provided for therein.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions where the Corporate Trust Office is located, New York, New York or another place of payment are authorized or required by law to close.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty. Notwithstanding the foregoing, any lease (whether entered into before or after the date of this Indenture) that would have been classified as an operating lease pursuant to GAAP as in effect on the date of this Indenture will be deemed not to represent a Capital Lease Obligation.

“Capital Stock” means:

(1)    in the case of a corporation, corporate stock;

(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)    in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)    United States dollars;

(2)    securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3)    certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank or any branch or agency of a non-U.S. bank licensed to conduct business in the United States, in each case having combined capital and surplus of at least $100.0 million and a short term deposit rating no lower than A2 or P2 by S&P or Moody’s, respectively;

(4)    repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)    commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of creation thereof; and

(6)    money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Change of Control” means the occurrence of any of the following:

(1)    the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) other than any Restricted Subsidiary or Permitted Holder, in each case which occurrence is followed by a Rating Decline within 90 days;

(2)    the adoption of a plan relating to the liquidation or dissolution of the Company or the Issuer; or

(3)    the consummation of any transaction (including any merger or consolidation), the result of which is that any Person (including any “person” (as defined above)), other than any Permitted Holder, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares, which occurrence is followed by a Rating Decline within 90 days, provided that a transaction in which the Company becomes a Subsidiary of another Person shall not constitute a Change of Control if, immediately following such transaction, the “persons” (as defined above) who were Beneficial Owners of the Voting Stock of the Company immediately prior to such transaction Beneficially Own, directly or indirectly through one or more intermediaries, 50% or more of the total voting power of the Voting Stock of such other Person of whom the Company has become a Subsidiary (or any parent thereof) in substantially the same proportion relative to each other as immediately before such transaction..

Notwithstanding the preceding, a conversion of the Company or any of its Restricted Subsidiaries from a limited partnership, corporation, limited liability company or other form of entity to a limited liability company, corporation, limited partnership or other form of entity shall not constitute a Change of Control, so long as immediately following such conversion or exchange or transaction no “person” (other than a Permitted Holder) Beneficially Owns more than 50% of the Voting Stock of such entity or its general partner, as applicable.

“Clearstream” means Clearstream Banking, S.A., as operator of the Clearstream system, and its successors.

“Code” means the U.S. Internal Revenue Code of 1986 and any successor statute thereto, in each case as amended from time to time.

“Commission” or “SEC” means the Securities and Exchange Commission.

“Company” means Berry Petroleum Corporation, a Delaware corporation, and any and all successors thereto.

“Consolidated EBITDAX” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)    provision for taxes based on income or profits (including state franchise taxes accounted for as income taxes in accordance with GAAP) of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes were deducted in computing such Consolidated Net Income; plus

(2)    the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(3)    depreciation, depletion, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization, impairment and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus

(4)    consolidated exploration and abandonment expense of such Person and its Restricted Subsidiaries; minus

(5)    non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business; and minus

(6)    to the extent increasing such Consolidated Net Income for such period, the sum of (a) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (b) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments, in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP and without any reduction in respect of Preferred Stock dividends or distributions; provided that:

(1)    all extraordinary gains or losses and all gains or losses realized in connection with the disposition of securities or the early extinguishment of Indebtedness, losses or charges with respect to reorganization or bankruptcy emergence expenses and all gains or losses realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated subsidiaries which is not sold or otherwise disposed of in the ordinary course of business or any gain or loss upon the sale or other disposition of any Capital Stock of any Person, in each case together with any related provision for taxes on any such gains, will be excluded;

(2)    the net income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(3)    the net income (but not loss) of any Restricted Subsidiary other than a Guarantor will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members;

(4)    the cumulative effect of a change in accounting principles will be excluded;

(5)    unrealized losses and gains under derivative instruments included in the determination of Consolidated Net Income, including those resulting from the application of FASB ASC 815, will be excluded;

(6)    any asset impairment write-downs on Oil and Gas Properties or other assets under GAAP or SEC guidelines will be excluded; and

(7)    any non-cash compensation charge or gain arising from any grant of stock, stock options or other equity based awards will be excluded.

“Consolidated Net Working Capital” of any Person as of any date of determination means the amount (shown on the balance sheet of such Person and its Restricted Subsidiaries prepared on a consolidated basis in accordance with GAAP as of the end of the most recent fiscal quarter of such Person for which internal financial statements are available) by which (a) all current assets of such Person and its Restricted Subsidiaries other than current assets from Oil and Gas Hedging Contracts, exceeds (b) all current liabilities of the Company and its Restricted Subsidiaries, other than (i) current liabilities included in Indebtedness, (ii) current liabilities associated with asset retirement obligations relating to oil and gas properties and (iii) any current liabilities from Oil and Gas Hedging Contracts, in each case as set forth in the consolidated financial statements of the Company prepared in accordance with GAAP (excluding any adjustments made pursuant to FASB ASC 815).

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 12.01 hereof, and for Agent services such office shall also mean the office or agency of the Trustee at the date hereof located at Corporate Trust Operations, MAC N9300-070, 600 South Fourth Street, Seventh Floor, Minneapolis, MN 55415, or such other address as to which the Trustee may give notice to the Company.

“Credit Agreement” means that certain Credit Agreement, dated as of July 31, 2017, by and among the Company, the Issuer, as borrower, Wells Fargo Bank, N.A., as administrative agent and a syndicate of lenders, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities) in whole or in part from time to time.

“Credit Facilities” means, one or more debt facilities (including the Credit Agreement), indentures or commercial paper facilities, in each case, with banks or other institutional lenders, or investors, providing for revolving credit loans, term loans, term debt, debt securities, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, extended, increased, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities) in whole or in part from time to time.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Customary Recourse Exceptions” means, with respect to any Non-Recourse Debt of an Unrestricted Subsidiary, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for the voluntary bankruptcy of such Unrestricted Subsidiary, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated by the Company as Designated Non-cash Consideration, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature, in each case other than in exchange for Capital Stock of the Company (other than Disqualified Stock) or of any direct or indirect parent company. Notwithstanding the preceding sentence, (a) any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof, and (b) the Company’s Series A Convertible Preferred Stock will not be deemed to be Disqualified Stock. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Equity Interests” of any Person means (1) any and all Capital Stock of such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such Capital Stock of such Person, but excluding from all of the foregoing any debt securities convertible into Equity Interests, regardless of whether such debt securities include any right of participation with Equity Interests.

“Equity Offering” means a public or private sale of Equity Interests of the Company (other than Disqualified Stock and other than to a Subsidiary of the Company) made for cash on a primary basis to the Company or any cash contribution to the equity capital of the Company, in each case made after the date of this Indenture.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system, and its successors.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Indebtedness” means all Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of this Indenture, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company in the case of amounts of $30.0 million or more and otherwise by an officer of the Company (unless otherwise provided in this Indenture).

“FASB ASC 815” means Financial Accounting Standards Board Accounting Standards Codification Topic No. 815, Derivatives and Hedging.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated EBITDAX of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings under a revolving credit facility) or issues, repurchases or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Preferred Stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by an officer of the specified Person; provided that such officer may in his or her discretion include any reasonably identifiable and factually supportable pro forma changes to Consolidated EBITDAX, including any pro forma expenses and cost reductions, that have occurred or in the judgment of such officer are reasonably expected to occur within 12 months of the date of the applicable transaction (regardless of whether such expense or cost reduction or any other operating improvements could then be reflected properly in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act or any other regulation or policy of the SEC).

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)    acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or by any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect (as provided above) as if they had occurred on the first day of the four-quarter reference period;

(2)    the Consolidated EBITDAX attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)    the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4)    any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5)    any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6)    if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)    the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (excluding (i) any interest attributable to Dollar-Denominated Production Payments, (ii) write-off of deferred financing costs and (iii) accretion of interest charges on future plugging and abandonment obligations, future retirement benefits and other obligations that do not constitute Indebtedness, but including amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of all payments associated with Capital Lease Obligations (but not leases that are not Capital Lease Obligations), commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2)    the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)    any interest on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4)    all dividends or distributions, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of such Person or any series of Preferred Stock of its Restricted Subsidiaries, other than dividends or distributions on Equity Interests payable solely in Equity Interests of such Person (other than Disqualified Stock) or to such Person or a Restricted Subsidiary of such Person.

“GAAP” means generally accepted accounting principles in the United States, which are in effect from time to time.

“Global Note Legend” means the legend set forth in Section 2.06(f)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A hereto, and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, Section 2.06(b)(3), 2.06(b)(4) or 2.06(d)(2) hereof.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the full and timely payment for which the United States pledges its full faith and credit.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise). When used as a verb, “Guarantee” has a correlative meaning.

“Guarantors” means the Company and any Subsidiary of the Company (other than the Issuer) that Guarantees the Notes in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)    interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)    other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)    Oil and Gas Hedging Contracts.

“Holder” means a Person in whose name a Note is registered on the books of the Registrar.

“Hydrocarbons” means oil, natural gas, casing head gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)    in respect of borrowed money;

(2)    evidenced by or issued in exchange for bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), other than obligations with respect to letters of credit that are not drawn upon (or, to the extent drawn, such drawing is reimbursed within ten business days thereafter);

(3)    in respect of bankers’ acceptances;

(4)    representing Capital Lease Obligations;

(5)    representing the balance deferred and unpaid of the purchase price of any property or services (other than with respect to deferred compensation of officers, directors or employees of the Company and its Restricted Subsidiaries) due more than six months after such property is acquired or such services are completed; or

(6)    representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) provided that the amount of such Indebtedness shall be the lesser of (x) the Fair Market Value of such asset as such date of determination and (y) the amount of such Indebtedness of such other Person, and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person (including, with respect to any Production Payment, any warranties or guarantees of production or payment by such Person with respect to such Production Payment, but excluding other contractual obligations of such Person with respect to such Production Payment). Subject to the preceding sentence, neither Dollar-Denominated Production Payments nor Volumetric Production Payments shall be deemed to be Indebtedness.

In addition, “Indebtedness” of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

(1)    such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a “Joint Venture”);

(2)    such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a “Joint Venture General Partner”); and

(3)    there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

(a)    the lesser of (i) the net assets of the Joint Venture General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

(b)    if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount and the related interest expense shall be included in Fixed Charges to the extent actually paid by such Person or its Restricted Subsidiaries.

Notwithstanding the preceding, “Indebtedness” of a Person shall not include:

(1)    any indebtedness that has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Cash Equivalents (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens;

(2)    any obligation of such Person in respect of a farm-in agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property;

(3)    any repayment or reimbursement obligation of such Person or any of its Restricted Subsidiaries with respect to Customary Recourse Exceptions, unless and until an event or circumstance occurs that triggers the Person’s or such Restricted Subsidiary’s direct repayment or reimbursement obligation (as opposed to contingent or performance obligations) to the lender or other Person to whom such obligation is actually owed, in which case the amount of such direct payment or reimbursement obligation shall constitute Indebtedness;

(4)    obligations to any lender in respect of any Treasury Management Arrangements; and

(5)    obligations under agreements described under clause (19) of the definition of Permitted Liens.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the first $400.0 million aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Initial Purchasers” means Goldman Sachs & Co. LLC, Wells Fargo Securities, LLC, BMO Capital Markets Corp., Morgan Stanley & Co. LLC, UBS Securities LLC and KeyBanc Capital Markets Inc.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities (excluding any interest in an oil or natural gas leasehold to the extent constituting a security under applicable law), together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07 hereof. The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 4.07 hereof. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Issuer” means Berry Petroleum Company, LLC, and any and all successors thereto.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Midstream Assets” means (i) assets other than cash and Cash Equivalents used primarily for gathering, transmission, compression, cogeneration, storage, processing, marketing, fractionation, dehydration, stabilization or treatment of Hydrocarbons, carbon dioxide, steam or water and (ii) Equity Interests of any Person whose assets consist, in all material respects, of assets referred to in clause (i).

“Midstream Business” means the gathering, marketing, treating, processing, storage, selling, transporting transmission, compression, fractionation, dehydration, stabilization or treatment of Hydrocarbons, carbon dioxide, steam or water or electricity generation.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to the ratings business thereof.

“Net Proceeds” means the aggregate amount of cash proceeds and Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including any cash or Cash Equivalents received upon the sale or other disposition of any non-

cash consideration received in any Asset Sale but excluding any non-cash consideration deemed to be cash for purposes of Section 4.10 hereof), net of the direct costs relating to such Asset Sale, including legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than revolving credit Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness:

(1)    as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise, except for Customary Recourse Exceptions; and

(2)    as to which the lenders will not have any contractual recourse to the Capital Stock or assets of the Company or any of its Restricted Subsidiaries (other than the Equity Interests of an Unrestricted Subsidiary), except for Customary Recourse Exceptions.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantee” means the Guarantee by each Guarantor of the Issuer’s Obligations under this Indenture and the Notes, as provided in Article 10 hereof.

“Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the Offering Memorandum of the Issuer, dated February 2, 2018, relating to the initial offering of the Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate that meets the requirements of Section 12.03 hereof and is signed on behalf of the Issuer by two of the Officers of the Issuer, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Issuer in the case of the Officers’ Certificate delivered pursuant to Section 4.03 hereof.

“Oil and Gas Business” means (i) the acquisition, exploration, development, production, operation and disposition of interests in oil, gas and other Hydrocarbon properties, (ii) the gathering, marketing, treating, processing, refining (but not oil refining), storage, selling and transporting of any production from such interests or properties, (iii) any business relating to exploration for or development, production, treatment, processing, refining (but not oil refining), storage, transportation or marketing of oil, gas and other minerals and products produced in association therewith, (iv) electric power generation, transmission and marketing and (v) any activity that is ancillary to or necessary or appropriate for the activities described in clauses (i) through (iv) of this definition.

“Oil and Gas Hedging Contracts” means any puts, cap transactions, floor transactions, collar transactions, forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement in respect of Hydrocarbons that are customary in the Oil and Gas Business and designed to protect such Person against or manage exposure to fluctuation in Hydrocarbons prices and not for speculative purposes.

“Oil and Gas Properties” means all properties, including equity or other ownership interest therein, owned by such Person or any of its Restricted Subsidiaries which contain or are believed to contain Proved Reserves.

“Opinion of Counsel” means an opinion from legal counsel that meets the requirements of Section 12.03 hereof. Such counsel may be an employee of or counsel to the Company, or any Subsidiary of the Company, or other counsel who is reasonably acceptable to the Trustee.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Acquisition Indebtedness” means Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries to the extent such Indebtedness or Disqualified Stock was Indebtedness or Disqualified Stock of any other Person existing at the time (a) such Person became a Restricted Subsidiary of the Company or (b) such Person was merged or consolidated with or into the Company or any of its Restricted Subsidiaries, provided that on the date such Person became a Restricted Subsidiary or the date such Person was merged or consolidated with or into the Company or any of its Restricted Subsidiaries, as applicable, either

(1)    immediately after giving effect to such transaction and any related financing transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Company or such Person (if the Company is not the survivor in the transaction) would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof, or

(2)    immediately after giving effect to such transaction and any related financing transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Fixed Charge Coverage Ratio of the Company or such Person (if the Company is not the survivor in the transaction) is equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately prior to such transaction.

“Permitted Business Investments” means Investments made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively exploiting, exploring for, acquiring, developing, processing, gathering, marketing or transporting oil and gas through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas Business jointly with third parties, including (i) ownership interests in oil, natural gas, other Hydrocarbon properties or any interest therein or gathering, transportation, processing, storage or related systems, (ii) Investments in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, developments agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), limited liability company agreements, subscription agreements, stock purchase agreements and other similar agreements with third parties, and (iii) direct or indirect ownership interests or Investments in drilling rigs, fracturing units and other related equipment or in Persons that own or provide such equipment.

“Permitted Holder” means (a) any of Benefit Partners, L.L.C., Goldman Sachs Asset Management, L.P., Oaktree Capital Management L.P. and Western Asset Management Company and, if applicable, each of their respective Affiliates and funds or partnerships managed by any of them or their respective Affiliates, but not including, however, any portfolio companies of any of the foregoing, and (b) the parties to the Stockholders Agreement relating to the Company dated February 28, 2017, as amended to the date of this Indenture, solely to the extent that such parties or their respective Affiliates may be deemed to be a “group” for purposes of Section 13D under the Exchange Act by virtue of such agreement; provided that in the case of any party specified in clause (b) above, without giving effect to such group, Permitted Holders specified in clause (a) above must collectively Beneficially Own an equal or greater amount of the total voting power of the Voting Stock of the Company than the amount of the total voting power of the Voting Stock of the Company beneficially owned by any other member of such group.

“Permitted Investments” means:

(1)    any Investment in the Company or in a Restricted Subsidiary of the Company;

(2)    any Investment in Cash Equivalents;

(3)    any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a)    such Person becomes a Restricted Subsidiary of the Company; or

(b)    such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4)    any Investment made as a result of the receipt of non-cash consideration from an Asset Sale (or a disposition excluded from the definition thereof) that was made pursuant to and in compliance with Section 4.10 hereof, including pursuant to an Asset Swap;

(5)    any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company or a direct or indirect parent thereof;

(6)    any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (b) litigation, arbitration or other disputes;

(7)    Investments represented by Hedging Obligations;

(8)    loans or advances to officers, directors or employees made in the ordinary course of business of the Company or any Restricted Subsidiary of the Company in an aggregate principal amount not to exceed $5.0 million at any one time outstanding;

(9)    repurchases of the Notes;

(10)    any Guarantee of Indebtedness permitted to be incurred by Section 4.09 hereof other than a Guarantee of Indebtedness of an Affiliate of the Company that is not a Restricted Subsidiary of the Company;

(11)    any Investment existing on, or made pursuant to binding commitments existing on, the date of this Indenture and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the date of this Indenture; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the date of this Indenture or (b) as otherwise permitted under this Indenture;

(12)    Investments acquired after the date of this Indenture as a result of the acquisition by the Company or any Restricted Subsidiary of the Company of another Person, including by way of a merger, amalgamation or consolidation with or into the Company or any of its Restricted Subsidiaries, or all or substantially all of the properties or assets of another Person, in each case, in a transaction that is not prohibited by Section 5.01 hereof to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(13)    Permitted Business Investments or Permitted Midstream Investments;

(14)    receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(15)    endorsements of negotiable instruments and documents in the ordinary course of business;

(16)    such Investments consisting of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

(17)    Guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course in the Oil and Gas Business, including obligations under oil and natural gas exploration, development, joint operating, and related agreements and licenses, concessions or operating leases related to the Oil and Gas Business; and

(18)    other Investments having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (18) that are at the time outstanding not to exceed the greater of (a) $100.0 million and (b) 5.0% of the Company’s Adjusted Consolidated Net Tangible Assets; provided, however, that if any Investment pursuant to this clause (18) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (18) for so long as such Person continues to be a Restricted Subsidiary.

“Permitted Liens” means:

(1)    Liens securing Indebtedness and other Obligations under Credit Facilities incurred pursuant to clause (1) of the definition of Permitted Debt or securing Obligations with regard to Treasury Management Arrangements;

(2)    Liens in favor of the Company or a Restricted Subsidiary;

(3)    Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were not granted or created in anticipation of such Person becoming or merging with a Restricted Subsidiary and provided further that such Liens were in existence prior to such Person becoming a Restricted Subsidiary of the Company or such merger or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company;

(4)    Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of such acquisition;

(5)    (a) Liens for taxes, assessments or other governmental charges not yet due or payable or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof or (b) Liens to secure the performance of statutory obligations, insurance, surety or appeal bonds, workers’ compensation obligations, bid, plugging and abandonment and performance bonds or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations) or liens on pipelines or other facilities that arise by operation of law;

(6)    Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capital Lease Obligations, purchase money obligations or other payments incurred to finance the acquisition, lease, improvement or construction of or repairs or additions to, assets or property acquired or constructed by the Company or a Restricted Subsidiary; provided that:

(A)	the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be incurred under this Indenture and does not exceed the cost of the assets or property so acquired or constructed; and

(B)	such Liens are created within 180 days of the later of the acquisition, lease, completion of improvements, construction, repairs or additions or commencement of full operation of the assets or property subject to such Lien and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

(7)    Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.09(b)(4) hereof covering only the assets acquired with or financed by such Indebtedness;

(8)    Liens existing on the date of this Indenture (other than Liens pursuant to the Credit Agreement);

(9)    Liens created for the benefit of (or to secure) the Notes (or the Note Guarantees);

(10)    Liens to secure any Indebtedness permitted to be incurred under this Indenture that refinances or replaces Indebtedness that was secured (or any Lien replacing or extending the foregoing); provided, however, that:

(a)    the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b)    the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(11)    Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

(12)    filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases;

(13)    bankers’ Liens, rights of setoff, Liens arising out of judgments or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(14)    Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness or in connection with escrows of proceeds of Indebtedness pending specified uses;

(15)    Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(16)    grants of software and other technology licenses in the ordinary course of business;

(17)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(18)    Liens in respect of Production Payments and Reserve Sales; provided, that such Liens are limited to the property that is subject to such Production Payments and Reserve Sales;

(19)    Liens arising under oil and gas leases or subleases, assignments, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of Hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, joint venture agreements, partnership agreements, operating agreements, royalties, working interests, net profits interests, joint interest billing arrangements, participation agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, licenses, sublicenses and other agreements which are customary in the Oil and Gas Business; provided, however, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract;

(20)    Liens to secure performance of Hedging Obligations of the Company or any of its Restricted Subsidiaries;

(21)    Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any Joint Venture owned by the Company or any Restricted Subsidiary of the Company to the extent securing Non-Recourse Debt or other Indebtedness of such Unrestricted Subsidiary or Joint Venture;

(22)    Liens with respect to Indebtedness that does not exceed an aggregate principal amount, at any one time outstanding, equal to the greater of (a) $50.0 million and (b) 3.0% of the Company’s Adjusted Consolidated Net Tangible Assets determined as of the date of such incurrence; and

(23)    any Lien renewing, extending, modifying, replacing, refinancing or refunding a Lien permitted by clauses (1) through (22) above, provided that (a) the principal amount of the Indebtedness secured by such Lien is not increased except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection therewith and by an amount equal to any existing commitments unutilized thereunder and (b) no assets encumbered by any such Lien other than the assets permitted to be encumbered immediately prior to such renewal, extension, refinance or refund are encumbered thereby (other than improvements thereon, accessions thereto and proceeds thereof).

“Permitted Midstream Investments” means Investments by the Company or any of its Restricted Subsidiaries in any Person (including in any Unrestricted Subsidiary) consisting of a capital contribution, or arising from the receipt of non-cash consideration from a transfer, to such Person of Midstream Assets; provided that:

(1)    at the time of any such Investment and immediately thereafter, the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio set forth in Section 4.09(a) hereof;

(2)    if such Person has outstanding Indebtedness at the time of any such Investment, either (a) all such Indebtedness is Non-Recourse Debt or (b) any such

Indebtedness of such Person that is not Non-Recourse Debt could, at the time such Investment is made, be incurred at that time by the Company and its Restricted Subsidiaries pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; and

(3)    such Person is not engaged, in any material respect, in any business other than a Midstream Business.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries or any Disqualified Stock of the Company issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness) or any Disqualified Stock of the Company; provided that:

(1)    the principal amount (or accreted value, if applicable), or in the case of Disqualified Stock, the amount thereof determined in accordance with the definition of Disqualified Stock, of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness or the amount of the Disqualified Stock renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness or accrued and unpaid dividends on the Disqualified Stock, as the case may be, and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2)    such Permitted Refinancing Indebtedness (a) has a final maturity date that is either no earlier than the final maturity date of the Indebtedness or Disqualified Stock being renewed, refunded, refinanced, replaced, defeased or discharged, or more than 90 days after the final maturity date of the Notes and (b) has a Weighted Average Life to Maturity that is equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness or Disqualified Stock being renewed, refunded, refinanced, replaced, defeased or discharged or greater than that of the Notes;

(3)    if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes or the Note Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or the Note Guarantees, as applicable, on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4)    such Indebtedness is not incurred (other than by way of a Guarantee) by a Restricted Subsidiary of the Company (other than a Guarantor or the Issuer) if the Issuer or a Guarantor is the issuer or other primary obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other similar Equity Interests (however designated) of such Person whether outstanding or issued after the date of this Indenture.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Production Payments” means Dollar-Denominated Production Payments and Volumetric Production Payments, collectively.

“Production Payments and Reserve Sales” means the grant or transfer by the Company or any of its Restricted Subsidiaries to any Person of a royalty, overriding royalty, net profits interest, Production Payment, partnership or other interest in Oil and Gas Properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists or other providers of technical services to the Company or any of its Restricted Subsidiaries.

“Proved Reserves” means oil and natural gas reserves constituting “proved oil and gas reserves” as defined in Rule 4-10 of Regulation S-X of the Securities Act. For the avoidance of doubt, “proved oil and gas reserves” shall include any reserves attributable to natural gas liquids.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Category” means:

(1)    with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); and

(2)    with respect to Moody’s, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories).

“Rating Decline” means a decrease in the rating of the Notes by either Moody’s or S&P by one or more gradations (including gradations within Rating Categories as well as between Rating Categories). In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories, namely + or - for S&P, and 1, 2, and 3 for Moody’s, will be taken into account; for example, in the case of S&P, a rating decline either from BB+ to BB or BB- to B+ will constitute a decrease of one gradation.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Permanent Global Note” means a permanent Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

“Regulation S Temporary Global Note” means a temporary Global Note substantially in the form of Exhibit A hereto and bearing the legend specified in Section 2.06(f)(3) deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Reporting Default” means a Default described in Section 6.01(d) hereof.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee who is directly responsible for the administration of this Indenture, or any other officer to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40 day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Except where expressly stated otherwise, all references to Restricted Subsidiaries refer to Restricted Subsidiaries of the Company, including the Issuer.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means S&P Global Ratings, and any successor to the ratings business thereof.

“Securities Act” means the Securities Act of 1933, as amended.

‘‘Senior Debt’’ means:

(1)    all Indebtedness of the Company or any Restricted Subsidiary outstanding under Credit Facilities, all Hedging Obligations, all Treasury Management Arrangements and all Obligations with respect to any of the foregoing;

(2)    any other Indebtedness of the Company or any Restricted Subsidiary permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any Note Guarantee;

(3)    any Indebtedness of any Restricted Subsidiary (other than the Issuer) that is not a Guarantor; and

(4)    all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3).

Notwithstanding anything to the contrary in the preceding, Senior Debt will not include intercompany Indebtedness of the Company or any of its Subsidiaries to the Company or any of its Affiliates or any trade payables.

“Series A Convertible Preferred Stock” has the meaning set forth in the Company’s Certificate of Designation of Series A Convertible Preferred Stock as in effect on the date of this Indenture.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the first date it was incurred in compliance with the terms of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof; provided that, in the case of debt securities that are by their terms convertible into Capital Stock (or cash or a combination of cash and Capital Stock based on the value of the Capital Stock) of the Company, any obligation to offer to repurchase such debt securities on a date(s) specified in the original terms of such securities, which obligation is not subject to any condition or contingency, will be treated as a Stated Maturity date of such convertible debt securities.

“Subsidiary” means, with respect to any specified Person:

(1)    any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of its Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)    any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Treasury Rate” means, in respect of any redemption date, the yield to maturity, as of the time of computation, of the most recently issued United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two Business Days prior to such time (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to February 15, 2021; provided, however, that if the period from the redemption date to February 15, 2021, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. The Company will (a) calculate the Treasury Rate no later than the second (and no earlier than the fourth) Business Day preceding the applicable redemption date and (b) prior to such redemption date, file with the Trustee a statement setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail. The Trustee shall not be responsible for such calculation.

“Trustee” means Wells Fargo Bank, National Association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of the Company (other than the Issuer), and including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein, that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1)    has no Indebtedness other than Non-Recourse Debt;

(2)    except as permitted by Section 4.11 hereof, is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; and

(3)    is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition, except, in the case of (1), (2), or (3), for any such Indebtedness that is subject to a Guarantee by or other obligation of, or any agreement, contract, arrangement or understanding with, or any equity subscription or credit support obligation of, the Company or Restricted Subsidiary, in each case that constitutes an Investment in such Subsidiary that has been effected as a Restricted Payment or Permitted Investment that complies with Section 4.07 hereof.

All Subsidiaries of an Unrestricted Subsidiary shall also be Unrestricted Subsidiaries.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of Capital Stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person; provided that with respect to a limited partnership or other entity which does not have a Board of Directors, Voting Stock means the Capital Stock of the general partner of such limited partnership or other business entity with the ultimate authority to manage the business and operations of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock at any date, the number of years obtained by dividing:

(1)    the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity or redemption, in respect of the Indebtedness or Disqualified Stock, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)    the then outstanding aggregate amount of such Indebtedness or Disqualified Stock.

Section 1.02    Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.11
“Alternate Offer”	4.15
“Asset Sale Offer”	4.10
“Authentication Order”	2.02
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.10
“Finance Corp”	Preamble
“incur”	4.09
“Initial Lien”	4.12
“Legal Defeasance”	8.02
“Offer Amount”	3.09
“Offer Period”	3.09
“Paying Agent”	2.03
“Payment Default”	6.01
“Permitted Debt”	4.09
“Purchase Date”	3.09
“Registrar”	2.03
“Restricted Payments”	4.07
“Suspension Period”	4.18

Section 1.03    Rules of Construction.

Unless the context otherwise requires:

(a)    a term has the meaning assigned to it;

(b)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)    “or” is not exclusive;

(d)    words in the singular include the plural, and in the plural include the singular;

(e)    “will” shall be interpreted to express a command;

(f)    provisions apply to successive events and transactions;

(g)    “including” shall be interpreted to mean “including, without limitation,” and the use of the word “including” followed by specific examples shall not be construed as limiting the meaning of the general wording preceding it; and

(h)    references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE 2

THE NOTES

Section 2.01    Form and Dating.

(a)    General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)    Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)    Temporary Global Notes. Notes offered and sold in reliance on Regulation S will be issued initially in the form of one or more Regulation S Temporary Global Note, which will be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The Restricted Period will terminate upon the delivery by the Issuer to the Trustee of a written certificate from the Depositary as to the expiration of the Restricted Period, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(f) hereof).

Following the termination of the Restricted Period, the Issuer shall instruct, which instructions shall be in writing and comply with Rule 9.03(b)(3)(ii)(B) of Regulation S, the Trustee to, and upon such instructions, the Trustee shall, exchange beneficial interests in the Regulation S Temporary Global Note for beneficial interests in the Regulation S Permanent Global Note, pursuant to the Applicable Procedures. Simultaneously with the exchange of such beneficial interests and in accordance with Section 2.06(g), the Trustee will (i) reduce and endorse the Regulation S Temporary Global Note accordingly and (ii) increase and endorse the Regulation S Permanent Global Note accordingly. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(d)    Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and the “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02    Execution and Authentication.

At least one Officer must sign the Notes for the Issuer by manual, facsimile or electronically transmitted signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Issuer signed by an Officer of the Issuer (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuer pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03    Registrar and Paying Agent.

The Issuer will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of the Company’s Subsidiaries may act as Paying Agent or Registrar.

The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes. The Company has entered into a letter of representations with DTC in the form provided by DTC, and the Trustee and each Agent are hereby authorized to act in accordance with such letter and Applicable Procedures.

The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent (at its office indicated in the definition of Corporate Trust Office of the Trustee in Section 1.01 hereof) and to act as Custodian with respect to the Global Notes.

The Company shall be responsible for making calculations called for under the Notes and this Indenture, including but not limited to determination of interest, additional interest, redemption price, Applicable Premium, premium, if any, and any other amounts payable on the Notes. The Company will make the calculations in good faith, and absent manifest error, its calculations will be final and binding on the Holders. The Company will provide a schedule of its calculations to the Trustee when requested by the Trustee, and the Trustee is entitled to rely conclusively on the accuracy of the Company’s calculations without independent verification. The Trustee shall forward the Company’s calculations to any Holder of the Notes upon written request of such Holder.

Section 2.04    Paying Agent to Hold Money in Trust.

The Issuer will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, on, and interest, if any, on, the Notes, and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company or the Issuer, the Trustee will serve as Paying Agent for the Notes.

Section 2.05    Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuer will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of the Notes.

Section 2.06    Transfer and Exchange.

(a)    Transfer and Exchange of Global Notes for Definitive Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuer for Definitive Notes if (and, unless the Issuer so agrees, only if):

(1)    the Depositary (A) notifies the Issuer that it is unwilling or unable to continue to act as Depositary or (B) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 90 days after the date of such notice from the Depositary;

(2)    the Issuer, at its option but subject to the Depositary’s requirements, notifies the Trustee in writing that it elects to cause the issuance of the Definitive Notes; provided that in no event shall the Regulation S Temporary Global Notes be exchanged for Definitive Notes prior to (a) the expiration of the Restricted Period and (b) the receipt of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or

(3)    there has occurred and is continuing an Event of Default and the Depositary notifies the Trustee of its decision to exchange such Global Note for Definitive Notes.

Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to Sections 2.06, 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, subject to the foregoing, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (d) hereof. In connection with any proposed transfer of Definitive Notes in exchange for Global Notes, the Company or DTC shall be required to provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

(b)    Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Except for the transfer of beneficial interests in the Regulation S Temporary Global Note for beneficial interests in the Regulation S Permanent Global Note as provided in Section 2.01(c), transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)    Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2)    All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)    both:

(i)    a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)    instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)    both:

(i)    a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)    instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.

provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.

(3)    Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)    if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B)    if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(4)    Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

(A)    the Registrar receives the following:

(i)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii)    if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(b)(4) hereof, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to this Section 2.06(b)(4) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)    Transfer or Exchange of Beneficial Interests for Definitive Notes.

Beneficial Interests in Global Notes may only be exchanged for Definitive Notes as provided in Section 2.06(a) hereof and upon compliance with the further requirements set forth below.

(1)    Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)    if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)    if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)    if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)    if such beneficial interest is being transferred in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)    if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)    if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)    Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Section 2.06(c)(1)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(3)    Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)    the Registrar receives the following:

(i)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii)    if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(c)(3), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(4)    Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuer will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will not bear the Private Placement Legend.

(d)    Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1)    Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)    if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)    if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)    if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)    if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)    if such Restricted Definitive Note is being transferred in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)    if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)    if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, and will increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.

(2)    Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a

Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)    the Registrar receives the following:

(i)    if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii)    if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(d)(2), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)    Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (2) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)    Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1)    Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)    if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)    if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)    if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2)    Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)    the Registrar receives the following:

(i)    if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii)    if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(e)(2), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)    Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)    Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued hereunder unless specifically stated otherwise in the applicable provisions hereof.

(1)    Private Placement Legend.

(A)    Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), OR (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, PRIOR TO THE DATE THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER, OR ANY OF ITS AFFILIATES, WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF OR (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST COMPLETE AND SUBMIT TO THE TRUSTEE THE CERTIFICATE SPECIFIED IN THE INDENTURE RELATING TO THE

MANNER OF SUCH TRANSFER (THE FORM OF WHICH CERTIFICATE IS AN EXHIBIT TO THE INDENTURE). BY ITS ACQUISITION OF THIS NOTE, THE HOLDER WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS NOTE (OR ANY INTEREST IN THIS NOTE) CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (‘‘ERISA’’), A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE ‘‘CODE’’), OR ANY GOVERNMENTAL PLAN, CHURCH PLAN, OR NON-U.S. PLAN SUBJECT TO OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE ‘‘PLAN ASSETS’’ OF SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION, HOLDING AND SUBSEQUENT DISPOSITION OF THIS NOTE (OR ANY INTEREST IN THIS NOTE) WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS. AS USED HEREIN, THE TERMS ‘‘OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT.”

(B)    Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2)    Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR

DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3)    Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note will bear a Legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR A REGULATION S PERMANENT GLOBAL NOTE, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

(g)    Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or beneficial interests in other Global Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h)    General Provisions Relating to Transfers and Exchanges.

(1)    To permit registrations of transfers and exchanges, the Issuer will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2)    No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.04 hereof).

(3)    All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits hereunder, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(4)    Neither the Registrar nor the Issuer will be required:

(A)    to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B)    to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)    to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(5)    Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(6)    The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(7)    All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(8)    The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of optional redemption) or the payment of any amount, under or with respect to such Notes. Neither the Trustee nor any Agent shall have responsibility for any actions taken or not taken by the Depositary.

(9)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07    Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Issuer and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08    Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, the Issuer, a Subsidiary or an Affiliate of any thereof) holds, by 11:00 a.m. Eastern Time on a redemption date or other maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09    Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded.

Section 2.10    Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11    Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12    Defaulted Interest.

If the Issuer defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date (except that a special record date shall not be required with respect to payments made within an applicable grace period), in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuer will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuer will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) will send or cause to be sent, in accordance with the Applicable Procedures, to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13    Computation of Interest.

Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Section 2.14    CUSIP Numbers.

The Issuer in issuing the Notes may use CUSIP or ISIN numbers (if then generally in use) and if the Issuer does, the Trustee shall use CUSIP or ISIN numbers in notices of redemption or exchange or in an offer to purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or in an offer to purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange or offer to purchase shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01    Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least five Business Days prior to the sending of notice of a redemption (unless a shorter period is acceptable to the Trustee), an Officers’ Certificate setting forth:

(a)    the clause of this Indenture pursuant to which the redemption shall occur;

(b)    the redemption date;

(c)    the principal amount of Notes to be redeemed; and

(d)    the redemption price (if then determined and otherwise the method of determination).

Section 3.02    Selection of Notes to Be Redeemed.

If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption on a pro rata basis (or, in the case of Notes issued in global form pursuant to Article 2 hereof, by lot or by such method as DTC or its nominee or successor may require or, where such nominee or successor is the Trustee, a method that most nearly approximates pro rata selection as the Trustee deems fair and appropriate unless otherwise required by law) unless otherwise required by law or applicable stock exchange or depositary requirements. Notwithstanding the foregoing, no Notes of $2,000 or less can be redeemed in part.

In the event of partial redemption by lot, the particular Notes to be redeemed will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

The Trustee will promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected will be in minimum denominations of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03    Notice of Redemption.

At least 30 days but not more than 60 days before a redemption date, the Issuer will mail or cause to be mailed, by first class mail, or send electronically in accordance with the Applicable Procedures if DTC is the recipient, a notice of redemption to each Holder whose Notes are to be redeemed (with a copy to the Trustee), except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11 hereof.

The notice will identify the Notes to be redeemed (including CUSIP number, if applicable) and will state:

(a)    the redemption date;

(b)    the redemption price (if then determined and otherwise the method of determination);

(c)    if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued in the name of the Holder thereof upon cancellation of the original Note;

(d)    the name and address of the Paying Agent;

(e)    that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)    that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(g)    the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(h)    that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

(i)    any conditions precedent to the redemption.

At the Issuer’s request, the Trustee will give the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided, however, that the Issuer shall have delivered to the Trustee, at least five Business Days before the notice of redemption is required to be sent or caused to be sent to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee in writing), an Officers’ Certificate requesting that the Trustee give such notice and attaching the notice to be given which shall set forth the information to be stated in such notice as provided in the preceding paragraph.

Notice of any redemption may at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, the completion of any related Equity Offering. If such redemption is subject to the satisfaction of one or more conditions precedent, the related notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the date of redemption may be delayed until such time as any or all such conditions shall be satisfied or waived (provided that in no event shall such date of redemption be delayed to a date later than 60 days after the date on which such notice was sent), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the date of redemption, or by the date of redemption as so delayed. If any such condition has not been satisfied, the Issuer will provide notice to the Trustee no later than the Business Day prior to the redemption date (unless a shorter period shall be satisfactory to the Trustee) that such condition precedent has not been satisfied, the notice of redemption is rescinded or delayed and the redemption subject to the satisfaction of such condition precedent shall not occur or shall be delayed. The Trustee shall promptly send a copy of such notice to the Holders of the Notes using the same method as the original notice was sent.

Section 3.04    Effect of Notice of Redemption.

Once notice of redemption is sent in accordance with Section 3.03 hereof, Notes called for redemption become due and payable (subject to the satisfaction of any conditions to the redemption as provided in Section 3.03 hereof) on the redemption date at the redemption price.

Section 3.05    Deposit of Redemption.

No later than 11:00 a.m. Eastern Time on the redemption date, the Issuer will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of, and accrued interest, if any, on, all Notes to be redeemed on that date. The Trustee or the Paying Agent will promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued interest, if any, on, all Notes to be redeemed.

If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption date, interest will cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date and in accordance with Applicable Procedures. If any Note called for redemption is not so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06    Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Issuer will issue (or cause to be transferred by book entry) and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07    Optional Redemption.

(a)    At any time prior to February 15, 2021, the Issuer may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture, upon notice as provided in this Indenture, at a redemption price equal to 107.000% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption (subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date), with an amount of cash not greater than the net cash proceeds of one or more Equity Offerings, provided that:

(1)    at least 65% of the aggregate principal amount of Notes originally issued under this Indenture on the date of this Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)    the redemption occurs within 180 days of the date of the closing of such Equity Offering.

(b)    At any time prior to February 15, 2021, the Issuer may on any one or more occasions redeem all or a part of the Notes, upon notice as provided in this Indenture, at a redemption price equal to:

(1)    100% of the principal amount of the Notes redeemed, plus

(2)    the Applicable Premium,

and accrued and unpaid interest, if any, to the date of redemption (subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date).

(c)    Except pursuant to Section 3.07(a), (b) or (e) hereof or Section 4.15(e) hereof, the Notes will not be redeemable at the Issuer’s option prior to February 15, 2021. The Issuer will not be, however, prohibited from acquiring the Notes by means other than a redemption, whether pursuant to a tender offer, open market purchase or otherwise.

(d)    On or after February 15, 2021, the Issuer may on any one or more occasions redeem all or a part of the Notes, upon notice as provided in this Indenture, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on February 15 of the years indicated below, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2021	105.250%
2022	103.500%
2023	101.750%
2024 and thereafter	100.000%

Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(e)    The Issuer may redeem all (but not a portion of) the Notes when permitted by, and pursuant to the conditions in, Section 4.15(e) hereof.

(f)    Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08    Mandatory Redemption.

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09    Offer to Purchase by Application of Excess Proceeds.

In the event that, pursuant to Section 4.10 hereof, the Issuer is required to commence an Asset Sale Offer to all Holders to purchase Notes, it will follow the procedures specified below.

The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuer will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such other pari passu Indebtedness (on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

Upon the commencement of an Asset Sale Offer, the Issuer will send, by first class mail, or send electronically in accordance with the Applicable Procedures if DTC is the recipient, a notice to each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

(a)    that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

(b)    the Offer Amount, the purchase price and the Purchase Date;

(c)    that any Note not tendered or accepted for payment will continue to accrue interest;

(d)    that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest on and after the Purchase Date;

(e)    that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in minimum denominations of $2,000 or an integral multiple of $1,000 in excess thereof;

(f)    that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to comply with Applicable Procedures, or for Definitive Notes to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Issuer, a depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(g)    that Holders will be entitled to withdraw their election pursuant to Applicable Procedures, or for Definitive Notes if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, electronic image scan, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(h)    that, if the aggregate principal amount of Notes surrendered by Holders thereof exceeds the Offer Amount allocated to the purchase of Notes in the Asset Sale Offer, the Trustee will select the Notes to be purchased on a pro rata basis (except that any Notes represented by a Global Note shall be selected by such method as DTC or its nominee or successor may require, unless otherwise required by law) based on the principal amount of Notes surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in minimum denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased); and

(i)    that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Issuer will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Notes or portions thereof tendered pursuant to the Asset Sale Offer and required to be purchased pursuant to this Section 3.09 and Section 4.10 hereof, or if Notes in an aggregate principal amount less than the Offer Amount allocated to the purchase of Notes in the Asset Sale Offer have been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the

Issuer in accordance with the terms of this Section 3.09. The Issuer, the depositary for the Asset Sale Offer or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuer for purchase, and the Issuer will promptly issue a new Note, and the Trustee, upon written request from the Issuer, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer or the Company will publicly announce the results of the Asset Sale Offer on the Purchase Date.

ARTICLE 4

COVENANTS

Section 4.01    Payment of Notes.

The Issuer will pay or cause to be paid the principal of, premium, if any, on, and interest, if any, on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest, if any, will be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary of the Company, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due.

Section 4.02    Maintenance of Office or Agency.

The Issuer will maintain in the United States of America (which office or agency, if Definitive Notes have been issued, shall be in the State of New York), an office or agency where Notes may be surrendered for registration of transfer or for exchange, or for payment at redemption, purchase or maturity, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer fails to maintain any such required office or agency or fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, except with respect to an office or agency in the State of New York for Definitive Notes.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuer of its obligation to maintain an office or agency as provided above for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03 hereof.

Section 4.03    Reports.

(a)    So long as any Notes are outstanding, the Company will furnish to the Holders of Notes and the Trustee, or make available on the website referred to below:

(1)    no later than 120 days after December 31, 2018, and not later than 90 days after the end of each fiscal year thereafter, (a) audited financial statements prepared in accordance with GAAP (with footnotes to such financial statements), including the audit report on such financial statements issued by the Company’s certified independent accountants, and (b) a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” consistent with the presentation thereof in the Offering Memorandum;

(2)    no later than 60 days after each of March 31, 2018, June 30, 2018 and September 30, 2018, and, beginning with the calendar quarter ending March 31, 2019, no later than 45 days after the end of each of the first three calendar quarters of each fiscal year, (a) unaudited quarterly financial statements prepared in accordance with GAAP (with condensed footnotes to such financial statements consistent with past practice), and (b) a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” consistent with the presentation thereof in the Offering Memorandum (but omitting the discussion included in the “Overview” section); and

(3)    within ten Business Days after the occurrence of any of the following events, a current report that contains a brief summary of the material terms, facts and/or circumstances involved to the extent not otherwise publicly disclosed: (a) entry by the Company or a Restricted Subsidiary into an agreement outside the ordinary course of business that is material to the Company and its Subsidiaries, taken as a whole, any material amendment thereto or termination of any such agreement other than in accordance with its terms (excluding, for the avoidance of doubt, employee compensatory or benefit agreements or plans), (b) completion of a merger of the Company or the Issuer with or into another Person or a material acquisition or disposition of assets by the Company or a Restricted Subsidiary outside the ordinary course of business, (c) the institution of, or material development under, bankruptcy proceedings under the U.S. Bankruptcy Code or similar proceedings under state or federal law with respect to the Company, the Issuer or a Significant Subsidiary, or (d) the Company’s or the Issuer’s incurring Indebtedness outside the ordinary course of business that is material to the Company or the Issuer (other than under a Credit Facility or other arrangement which has been described in the Offering Memorandum or borrowings under a Credit Facility that has otherwise been disclosed previously), or a triggering event that causes the increase or acceleration of any such obligation and, in any such case, the consequences thereof are material to the Company or any Restricted Subsidiary.

Notwithstanding the foregoing, the above requirements of Section 4.03(a) may be satisfied by the filing with the SEC for public availability by any parent company, the Company or a Subsidiary of the Company of a Registration Statement on Form S-1, Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K, containing the information required by Section 4.03(a) or any part thereof with respect to the Company or such parent, as applicable, provided that any such financial information of such parent contains information reasonably sufficient to identify the material differences, if any, between the financial information of such parent, on the one hand, and the Company and its Subsidiaries on a stand-alone basis, on the other hand.

(b)    For the avoidance of doubt, (i) the above information provided pursuant to Section 4.03(a) will not be required to contain the separate financial information for Guarantors as contemplated by Rule 3-10 of Regulation S-X or any financial statements of unconsolidated subsidiaries or 50% or less owned persons as contemplated by Rule 3-09 of Regulation S-X or any schedules required by Regulation S-X, or in each case any successor provisions and (ii) such information shall not be required to comply with Regulation G under the Exchange Act or Item 10(e) of Regulation S-K with respect to any non-GAAP financial measures contained therein. At any time that any of the Company’s Significant Subsidiaries are Unrestricted Subsidiaries, then the annual and quarterly financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

(c)    Any and all Defaults or Events of Default arising from a failure to furnish in a timely manner any financial information required by this covenant shall be deemed cured (and the Company shall be deemed to be in compliance with this Section 4.03) upon furnishing such financial information as contemplated by this Section 4.03 (but without regard to the date on which such financial statement or report is so furnished); provided that such cure shall not otherwise affect the rights of the Holders under Article 6 hereof if the principal of, premium, if any, on, and interest, if any, on, the Notes have been accelerated in accordance with the terms of this Indenture and such acceleration has not been rescinded or cancelled prior to such cure.

(d)    In addition, the Company (or any parent guarantor of the Notes) will hold and participate in conference calls with the Holders of the Notes, beneficial owners of the Notes, and bona fide prospective investors to discuss the financial information required to be furnished pursuant to clauses (1) and (2) above no later than ten Business Days after distribution of such financial information, unless, in each case, the Company reasonably determines that to do so would conflict with applicable securities laws, including in connection with any pending offering of securities. The Company shall be permitted to combine this conference call with any other conference call for other debt or equity holders or lenders. The Company shall, no later than three Business Days prior to the date of the conference calls required to be held in accordance with this paragraph, announce the date and time of such conference calls and all information necessary to enable Holders of Notes to obtain access to such calls.

(e)    So long as any Notes are outstanding, the Company will also maintain a website to which the Holders of Notes and prospective investors are given access (which may be password protected) and to which all of the reports required by this “Reports” covenant are posted, unless they are otherwise publicly filed with the SEC, and the posting of such reports to such website shall satisfy the above reporting requirements.

(f)    In addition, the Company shall furnish to Holders of Notes, prospective investors, broker-dealers and securities analysts, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

(g)    Delivery of reports, information and documents to the Trustee is for informational purposes only and its receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s, any Guarantor’s or any other person’s compliance with any of its covenants under this Indenture or the Notes (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The delivery of reports to the Trustee may be made by electronic transmission to the Trustee. Any reports publicly filed with the SEC that are publicly available shall be deemed to be filed with the trustee; provided, however that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been so filed.

(h)    The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer’s, any Guarantor’s or any other person’s compliance with the covenants described herein or with respect to any reports, information or other documents posted on a website or filed with the SEC under this Indenture, or participate in any conference calls.

Section 4.04    Compliance Certificate.

(a)    The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate that need not comply with Section 12.03 stating that a review of the activities of the Company, the Issuer and their Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company and the Issuer have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company and the Issuer have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company and the Issuer are taking or propose to take with respect thereto).

(b)    So long as any of the Notes are outstanding, the Company will deliver to the Trustee, within 30 days after any Officer of the Company becomes aware of any Default or Event of Default, a written statement specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05    Taxes.

The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06    Stay, Extension and Usury Laws.

The Issuer and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07    Restricted Payments.

(a)    The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)    declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or a Restricted Subsidiary of the Company);

(2)    repurchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

(3)    make any payment on or with respect to, or repurchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Issuer, the Company or any other Guarantor that is contractually subordinated to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except a payment of interest or principal at or within one year of the Stated Maturity thereof; or

(4)    make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) of this Section 4.07(a) being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(A)    no Payment Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(B)    the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; and

(C)    such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the date of this Indenture (excluding Restricted Payments permitted by clauses (2) through (12) of Section 4.07(b) hereof), is less than the sum, without duplication, of:

(i)    50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from January 1, 2018 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(ii)    100% of the aggregate net cash proceeds and the Fair Market Value of property or securities other than cash (including Capital Stock of Persons, other than the Company or a Subsidiary of the Company, engaged primarily in the Oil and Gas Business or assets used in the Oil and Gas Business), in each case received by the Company since the date of this Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than (i) Disqualified Stock, (ii) net cash proceeds received from the first bona fide underwritten public offering of Equity Interests of the Company after the date of this Indenture equal to any amount distributed pursuant to clause (10) of the next succeeding paragraph and (iii) net cash proceeds received from an issuance or sale of such Equity Interests to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary (unless such loans have been repaid with cash on or prior to the date of determination)); plus

(iii)    to the extent not already included in Consolidated Net Income for such period, if any Restricted Investment that was made by the Company or any of its Restricted Subsidiaries after the date of this Indenture is sold for cash (other than to the Company or any Subsidiary of the Company) or otherwise cancelled, liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment resulting from such sale, liquidation or repayment (less any out-of-pocket costs incurred in connection with any such sale); plus

(iv)    the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the

Company) subsequent to the date of this Indenture of any such Indebtedness for Equity Interests (other than Disqualified Stock) of the Company (less the amount of any cash, or the Fair Market Value of any other property (other than such Equity Interests), distributed by the Company upon such conversion or exchange and excluding the net cash proceeds from the conversion or exchange financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary), together with the net proceeds, if any, received by the Company or any of its Restricted Subsidiaries upon such conversion or exchange; plus

(v)    to the extent that any Unrestricted Subsidiary of the Company designated as such after the date of this Indenture is redesignated as a Restricted Subsidiary pursuant to the terms of this Indenture or is merged or consolidated with or into, or transfers or otherwise disposes of all of substantially all of its properties or assets to or is liquidated into, the Company or a Restricted Subsidiary after the date of this Indenture, the lesser of, as of the date of such redesignation, merger, consolidation, transfer, disposition or liquidation, (A) the Fair Market Value of the Company’s Restricted Investment in such Subsidiary (or of the properties or assets disposed of, as applicable) as of the date of such redesignation, merger, consolidation, transfer, disposition or liquidation and (B) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the date of this Indenture; plus

(vi)    any dividends or distributions received in cash by the Issuer, the Company or other Guarantor after the date of this Indenture from an Unrestricted Subsidiary of the Company, to the extent that such dividends or distributions were not otherwise included in the Consolidated Net Income of the Company for such period.

(b)    The provisions of Section 4.07(a) hereof will not prohibit:

(1)    the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of this Indenture;

(2)    the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company, with a sale or contribution being deemed to be substantially concurrent if the applicable Restricted Payment occurs within 120 days thereof; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Equity Interests for purposes of clause (4)(C)(ii) of Section 4.07(a) hereof and will not be considered to be net cash proceeds from an Equity Offering for purposes of Section 3.07 hereof;

(3)    the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis or basis more favorable to the Company and its Restricted Subsidiaries;

(4)    the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Issuer, the Company or any other Guarantor that is contractually subordinated to the Notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(5)    repurchases of Indebtedness of the Issuer, the Company or any other Guarantor that is contractually subordinated in right of payment to the Notes or a Note Guarantee at a purchase price not greater than (i) 101% of the principal amount of such subordinated Indebtedness in the event of a Change of Control or (ii) 100% of the principal amount of such subordinated Indebtedness in the event of an Asset Sale, in each case plus accrued and unpaid interest thereon, to the extent required by the terms of such Indebtedness, but only if:

(A)    in the case of a Change of Control, the Issuer has first complied with and fully satisfied its obligations under Section 4.15 hereof; or

(B)    in the case of an Asset Sale, the Issuer has complied with and fully satisfied its obligations in accordance with the covenant in Section 4.10 hereof;

(6)    so long as no Payment Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company or any direct or indirect parent thereof held by any current or former officer, director or employee (or permitted transferees thereof) of the Company or any of its Restricted Subsidiaries (or any direct or indirect parent company thereof) pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement, compensation agreement or arrangement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $10.0 million in any twelve-month period (with unused amounts in any twelve-month period being carried over to succeeding twelve-month periods) and in addition, cancellation of Indebtedness owing to the Company from any current or former officer, director or employee (or any permitted transferees thereof) of the Company or any of its Restricted Subsidiaries (or any direct or indirect parent company thereof), in connection with a repurchase of Equity Interests of the Company from such Persons will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provisions of this Indenture;

(7)    the repurchase of Equity Interests deemed to occur upon the exercise of stock or other equity options to the extent such Equity Interests represent a portion of the exercise price of those stock or other equity options and any repurchase or other acquisition of Equity Interests made in lieu of withholding taxes in connection with any exercise or exchange of stock options, warrants, incentives or other rights to acquire Equity Interests;

(8)    so long as no Payment Default or Event of Default has occurred and is continuing or would be caused thereby, the declaration and payment of regularly scheduled or accrued dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any Preferred Stock of any Restricted Subsidiary of the Company issued on or after the date of this Indenture in accordance with the Fixed Charge Coverage Ratio Test described in Section 4.09(a) hereof;

(9)    payments of cash, dividends, distributions, advances or other Restricted Payments by the Company or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or (ii) the conversion or exchange of Capital Stock of any such Person;

(10)    the payment of dividends or distributions on Equity Interests of the Company following the first bona fide underwritten public offering of Equity Interests of the Company after the date of this Indenture in an amount up to 6.0% per annum of the net cash proceeds received by or contributed to the Company in or from any such public offering;

(11)    dividends or other distributions on the Company’s Series A Convertible Preferred Stock, including payments of up to $75.0 million made in respect of future dividends in connection with the repurchase or exchange of Series A Preferred Stock; and

(12)    so long as no Payment Default or Event of Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed $75.0 million since the date of this Indenture.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment (or, in the case of a dividend or distribution, on the date of declaration) of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this Section 4.07 will be determined, in the case of amounts of $25.0 million or more, by the Board of Directors of the Company whose resolution with respect thereto will be delivered to the Trustee. For purposes of determining compliance with the this Section 4.07, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in the preceding clauses (1) through (12) of this Section 4.07, or is permitted pursuant to the first paragraph of this Section 4.07, the Company will be permitted to classify (or later classify or reclassify in whole or in part in its sole discretion) such Restricted Payment or other such transaction (or portion thereof) on the date made or later reclassify such Restricted Payment or other such transaction (or portion thereof) in any manner that complies with this Section 4.07.

Section 4.08    Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)    The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)    pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries; provided that the priority that any series of Preferred Stock of a Restricted Subsidiary has in receiving dividends, distributions or liquidating distributions before dividends, distributions or liquidating distributions are paid in respect of common stock of such Restricted Subsidiary shall not constitute a restriction on the ability to make dividends or distributions on Capital Stock for purposes of this Section 4.08;

(2)    make loans or advances to the Company or any of its Restricted Subsidiaries (it being understood that the subordination of loans or advances made to the Company or any of its Restricted Subsidiaries to other Indebtedness incurred by the Company or any of its Restricted Subsidiaries shall not be deemed a restriction on the ability to make loans or advances); or

(3)    sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

(b)    However, the restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:

(1)    agreements governing Existing Indebtedness and the Credit Agreement as in effect on the date of this Indenture and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the encumbrances or restrictions contained in the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not in the good faith judgment of an Officer of the Company materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of this Indenture;

(2)    this Indenture, the Notes and the Note Guarantees;

(3)    agreements governing other Indebtedness permitted to be incurred under Section 4.09 hereof and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the encumbrances or restrictions contained therein are, in the good faith judgment of an Officer of the Company, either (a) not materially more restrictive, taken as a whole, than those contained in this Indenture, the Notes and the Note Guarantees or the Credit Agreement as in effect on the date of this Indenture or (b) not reasonably likely to have a material adverse effect on the ability of the Company to make required payments on the Notes;

(4)    applicable law, rule, regulation, permit, license, order or similar restriction;

(5)    any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, and any amendments, restatements, modifications, renewals, extensions, supplements, increases, refundings, replacements or refinancings thereof; provided, that the encumbrances and restrictions in any such amendments, restatements, modifications, renewals, extensions, supplements, increases, refundings, replacements or refinancings are, in the good faith judgment of an Officer of the Company, no more restrictive, taken as a whole, than those in effect on the date of the acquisition;

(6)    customary non-assignment provisions in Hydrocarbon purchase and sale or exchange agreements or similar operational agreements or in licenses, easements or leases, in each case, entered into in the ordinary course of business;

(7)    purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of Section 4.08(a) hereof;

(8)    any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(9)    Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are, in the good faith judgment of an Officer of the Company, not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(10)    Liens permitted to be incurred under the provisions of Section 4.12 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

(11)    provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment) entered into with the approval of the Company’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

(12)    encumbrances or restrictions on cash or other deposits or net worth imposed by customers or lessors under contracts or leases entered into in the ordinary course of business;

(13)    customary encumbrances and restrictions contained in agreements of the types described in the definition of “Permitted Business Investments;”

(14)    agreements governing Hedging Obligations; and

(15)    any encumbrance or restriction with respect to an Unrestricted Subsidiary pursuant to or by reason of an agreement that the Unrestricted Subsidiary is a party to or entered into before the date on which such Unrestricted Subsidiary became a Restricted Subsidiary; provided that such agreement was not entered into in anticipation of the Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction does not extend to any assets or property of the Company or any other Restricted Subsidiary other than the assets and property of such Unrestricted Subsidiary.

Section 4.09    Incurrence of Indebtedness and Issuance of Preferred Stock.

(a)    The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any Preferred Stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Issuer and any Restricted Subsidiary that is a Guarantor may incur Indebtedness (including Acquired Debt) or issue Preferred Stock, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such Preferred Stock is issued, as the case may be, would have been at least 2.25 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the Preferred Stock had been issued, as the case may be, at the beginning of such four-quarter period.

(b)    Section 4.09(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness or issuances of Disqualified Stock or Preferred Stock, as applicable (collectively, “Permitted Debt”):

(1)    the incurrence by the Company and any Restricted Subsidiary of additional Indebtedness and letters of credit under one or more Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and the Restricted Subsidiaries thereunder) not to exceed the greatest of (i) $500.0 million, (ii) the Borrowing Base and (iii) 30.0% of the Company’s Adjusted Consolidated Net Tangible Assets determined as of the date of such incurrence;

(2)    the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

(3)    the incurrence by the Issuer and the Guarantors of Indebtedness represented by the Notes and the related Note Guarantees to be issued on the date of this Indenture;

(4)    the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation, repair, replacement or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of (i) $50.0 million and (ii) 3.0% of the Company’s Adjusted Consolidated Net Tangible Assets determined as of the date of such incurrence;

(5)    the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) of the Company or any of its Restricted Subsidiaries or any Disqualified Stock of the Company, in each case that was permitted by this Indenture to be incurred under Section 4.09(a) hereof or clause (2), (3), (4), (5), (14) or (15) of this Section 4.09(b);

(6)    the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(A)    if the Issuer, the Company or any other Guarantor is the obligor on such Indebtedness and the payee is not the Issuer, the Company or any other Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Issuer, or the Note Guarantee, in the case of the Company or any other Guarantor; and

(B)    (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company,

will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)    the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of any Preferred Stock; provided, however, that:

(A)    any subsequent issuance or transfer of Equity Interests that results in any such Preferred Stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

(B)    any sale or other transfer of any such Preferred Stock to a Person that is not either the Company or a Restricted Subsidiary of the Company,

will be deemed, in each case, to constitute an issuance of such Preferred Stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8)    the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business and not for speculative purposes;

(9)    the Guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary of the Company to the extent that the Guaranteed Indebtedness was permitted to be incurred by another provision of this Section 4.09; provided that if the Indebtedness being Guaranteed is subordinated to or pari passu with the Notes, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness that is Guaranteed;

(10)    the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance, bid, plugging and abandonment, appeal, reimbursement, surety and similar bonds, and completion guarantees provided by the Company or a Restricted Subsidiary of the Company in the ordinary course of business and any Guarantees or letters of credit functioning as or supporting any of the foregoing bonds or obligations and workers’ compensation claims in the ordinary course of business;

(11)    the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;

(12)    the incurrence by the Company or any of its Restricted Subsidiaries of in-kind obligations relating to net oil or natural gas balancing positions arising in the ordinary course of business;

(13)    any obligation arising from agreements of the Company or any Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price, earn outs, or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or Capital Stock of a Restricted Subsidiary in a transaction permitted by this Indenture; provided that such obligation is not reflected as a liability on the face of the balance sheet of the Company or any Restricted Subsidiary;

(14)    any Permitted Acquisition Indebtedness; and

(15)    the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness or the issuance by the Company of any Disqualified Stock in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred or Disqualified Stock issued pursuant to this clause (15), not to exceed, at any one time outstanding, the greater of (i) $100.0 million and (ii) 5.0% of the Company’s Adjusted Consolidated Net Tangible Assets determined as of the date of such incurrence or issuance.

For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) above, or is entitled to be incurred pursuant to Section 4.09(a) hereof, the Company will be permitted to divide, classify and reclassify such item of Indebtedness on the date of its incurrence, or later redivide or reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09. Indebtedness under the Credit Agreement outstanding on the date on which Notes are first issued and authenticated under this Indenture after giving effect to the use of proceeds will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt and may not later be reclassified.

The accrual of interest or Preferred Stock or Disqualified Stock dividends or distributions, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of Preferred Stock or Disqualified Stock as Indebtedness due to a change in accounting principles, and the payment of dividends or distributions on Preferred Stock or Disqualified Stock in the form of additional shares or units of the same class of Preferred Stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Preferred Stock or Disqualified Stock for purposes of this Section 4.09; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued to the extent required by the definition of such term.

The amount of any Indebtedness outstanding as of any date will be:

(a)    the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(b)    the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(c)    in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(1)    the Fair Market Value of such assets at the date of determination; and

(2)    the amount of the Indebtedness of the other Person.

Section 4.10    Asset Sales.

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(a)    the Company or any of its Restricted Subsidiaries, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(b)    at least 75% of the aggregate consideration received in the Asset Sale by the Company or such Restricted Subsidiary and all other Asset Sales since the date of this Indenture is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(1)    any liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any of its Restricted Subsidiaries (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a novation or indemnity agreement that releases the Company or such Restricted Subsidiary from or indemnifies the Company or such Restricted Subsidiary against further liability;

(2)    with respect to any Asset Sale of oil and natural gas properties by the Company or any of its Restricted Subsidiaries where the Company or such Restricted Subsidiary retains an interest in such property, any agreement by the transferee thereof (or any Affiliate thereof) to pay the costs and expenses of the Company or such Restricted Subsidiary related to the exploration, development, completion or production of such properties and activities related thereto;

(3)    any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are, within 180 days of the Asset Sale, converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion;

(4)    any Capital Stock or assets of the kind referred to in clause (2) or (4) of Section 4.10(c) hereof; and

(5)    any Designated Non-cash Consideration received by the Company or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (5), not to exceed an amount equal to 10.0% of the Company’s Adjusted Consolidated Net Tangible Assets (determined at the time of receipt of such Designated Non-cash Consideration), with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

(c)    Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or one or more of its Restricted Subsidiaries may apply an amount equal to the amount of such Net Proceeds at its option to any combination of the following:

(1)    to repay, repurchase or redeem any Senior Debt;

(2)    to acquire all or substantially all of the assets, or any Capital Stock, of one or more other Persons primarily engaged in the Oil and Gas Business, if, after giving effect to any such acquisition of Capital Stock, such Person becomes a Restricted Subsidiary of the Company;

(3)    to make capital expenditures in respect of the Company’s or any of its Restricted Subsidiaries’ Oil and Gas Business; or

(4)    to acquire other assets that are not classified as current assets under GAAP and that are used or useful in the Oil and Gas Business.

The requirement of clause (2) or (4) of Section 4.10(c) hereof shall be deemed to be satisfied if a bona fide binding contract committing to make the acquisition referred to therein is entered into by the Company or any of its Restricted Subsidiaries with a Person other than an Affiliate of the Company within the time period specified in the preceding paragraph and such Net Proceeds are subsequently applied in accordance with such contract within 180 days following the date such agreement is entered into.

Pending the final application of any Net Proceeds, the Company or any of its Restricted Subsidiaries may use or invest the Net Proceeds in any manner that is not prohibited by this Indenture.

The Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.10(c) hereof will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $20.0 million, within ten Business Days thereof (or earlier, at the Issuer’s option), the Issuer will make an offer in accordance with the procedure set forth in Section 3.09 (an “Asset Sale Offer”) to all Holders of Notes (with a copy to the Trustee) and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Section 4.10 with respect to offers to purchase, prepay or redeem such Indebtedness with the proceeds of sales of assets, to purchase, prepay or redeem, on a pro rata basis, the maximum principal amount of Notes and such other pari passu Indebtedness (plus all accrued interest on the Notes and other Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase, prepayment or redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company or any of its Restricted Subsidiaries may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes tendered in such Asset Sale Offer exceeds the amount of Excess Proceeds allocated to the purchase of Notes, the Trustee will select the Notes to be purchased on a pro rata basis (except that any Notes represented by a Note in global form will be selected in accordance with the Applicable Procedures of DTC), based on the amounts tendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in minimum denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with Section 3.09 or this Section 4.10 hereof, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.09 hereof or this Section 4.10 by virtue of such compliance.

Section 4.11    Transactions with Affiliates .

(a)    The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”) involving aggregate consideration in any single transaction or series of related transactions in excess of $2.0 million, unless:

(1)    the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person or, if in the good faith judgment of the Board of Directors of the Company, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Company or the relevant Restricted Subsidiary from a financial point of view; and

(2)    the Company delivers to the Trustee:

(A)     with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this Section 4.11; and

(B)    with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $40.0 million, a resolution of the Board of Directors of the Company set forth in an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this Section 4.11 and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of the Company, if any.

(b)    The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a) hereof:

(1)    any employment or consulting agreement, employee benefit plan, officer or director indemnification, compensation or severance agreement or any similar arrangement with respect to employees, officers, directors or consultants of the Company or any of its Restricted Subsidiaries or any direct or indirect parent of the Company in the ordinary course of business and payments pursuant thereto;

(2)    transactions between or among the Company or its Restricted Subsidiaries;

(3)    transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4)    payment of reasonable and customary fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries or any direct or indirect parent of the Company;

(5)    any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company;

(6)    Restricted Payments that do not violate the provisions of Section 4.07 hereof and any Permitted Investment;

(7)    transactions effected in accordance with the terms of agreements in effect on the date of this Indenture, and any amendment or replacement of any of such agreements so long as such amendment or replacement agreement is not materially less favorable, taken as a whole, to the Company and its Restricted Subsidiaries than the agreement so amended or replaced;

(8)    payments to an Affiliate in respect of the Notes or any other Indebtedness of the Company or any of its Restricted Subsidiaries on the same basis as concurrent payments are made or offered to be made in respect thereof to non-Affiliates;

(9)    loans or advances to or reimbursements of expenses incurred by employees for moving, entertainment and travel expenses and similar expenditures in the ordinary course of business;

(10)    transactions between the Company or any of its Restricted Subsidiaries and any other Person, a director of which is also on the Board of Directors of the Company or any direct or indirect parent company of the Company, and such common director is the sole cause for such other Person to be deemed an Affiliate of the Company or any of its Restricted Subsidiaries; provided, however, that such director abstains from voting as a member of the Board of Directors of the Company or any direct or indirect parent company of the Company, as the case may be, on any transaction with such other Person;

(11)    in the case of contracts for exploring for, producing, marketing, storing or otherwise handling Hydrocarbons, or activities or services reasonably related or ancillary thereto, including cogeneration, provision of steam or electric power generation, or other operational contracts, any such contracts entered into in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to the Company and its Restricted Subsidiaries, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party, in either case in the reasonable determination of the Board of Directors of the Company or the senior management thereof; and

(12)    any transaction in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of Section 4.11(a)(1) hereof.

Section 4.12    Liens.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur or assume any Lien (an “Initial Lien”) of any kind (other than Permitted Liens) securing Indebtedness upon any of their property or assets now owned or hereafter acquired, unless the Notes or any Note Guarantee of such Restricted Subsidiary, as applicable, are secured on an equal and ratable basis with the Indebtedness so secured until such time as such Indebtedness is no longer secured by the Initial Lien.

Any Lien created for the benefit of Holders of Notes pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

Section 4.13    Business Activities.

The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than the Oil and Gas Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Section 4.14    Organizational Existence.

Except as permitted by Article 5 and Section 10.04 hereof, the Company and the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(a)    its corporate or limited liability company or other existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company, the Issuer or any other Restricted Subsidiary; and

(b)    the rights (charter and statutory), licenses and franchises of the Company and the Issuer and their Restricted Subsidiaries; provided, however, that the Company and the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of their Restricted Subsidiaries (other than the Issuer), if the senior management of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15    Offer to Repurchase Upon Change of Control.

(a)    Upon the occurrence of a Change of Control, except as provided in this Section 4.15, the Issuer will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase (the “Change of Control Payment Date”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will send a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute the Change of Control and stating:

(1)    that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment;

(2)    the purchase price and the expiration date of the Change of Control Offer, which shall be no earlier than 30 days and no later than 60 days from the date such notice is sent;

(3)    that any Note not tendered will continue to accrue interest;

(4)    that, unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(5)    that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to comply with Applicable Procedures, or for Definitive Notes to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)    that Holders will be entitled to withdraw their election pursuant to Applicable Procedures, or for Definitive Notes if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, electronic image scan, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(7)    that Holders whose Notes are being purchased only in part will be issued new Notes (or transferred by book entry) equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue of such compliance.

(b)    Promptly following the expiration of the Change of Control Offer, the Issuer will, to the extent lawful, accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer. Promptly after such acceptance, the Issuer will, on the Change of Control Purchase Date:

(1)    deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(2)    deliver or cause to be delivered to the Trustee the Notes accepted for payment, together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

The Paying Agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes (or, if all the Notes are then in global form, make such payment through the facilities of DTC), and the Trustee will promptly authenticate and mail

(or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Issuer will announce to the Holders of Notes the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(c)    Notwithstanding anything to the contrary in this Section 4.15, the Issuer will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, (2) notice of redemption of all outstanding Notes has been given pursuant to Section 3.03 hereof, unless and until there is a default in payment of the applicable redemption price, or (3) in connection with or in contemplation of any Change of Control, the Issuer has made an offer to purchase (an “Alternate Offer”) any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes properly tendered in accordance with the terms of the Alternate Offer.

(d)    Notwithstanding anything to the contrary contained herein, a Change of Control Offer or Alternate Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer or Alternate Offer is made. The closing date of any such Change of Control Offer made in advance of a Change of Control may be changed to conform to the actual closing date of the Change of Control; provided that such closing date is not earlier than 30 days nor later than 60 days from the date the Change of Control Offer notice is sent pursuant to Section 4.15(a) hereof.

(e)    In the event that Holders of not less than 90% in aggregate principal amount of the outstanding Notes accept a Change of Control Offer or Alternate Offer and the Issuer (or any third party making such Change of Control Offer or Alternate Offer in lieu of the Issuer as described in paragraph (c) above) purchases all of the Notes held by such Holders, the Issuer will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer or Alternate Offer described above, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment, plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, on the Notes that remain outstanding, to the date of redemption (subject to the rights of Holders on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

Section 4.16    Additional Note Guarantees.

If the Company or any of its Restricted Subsidiaries acquires or creates another Restricted Subsidiary after the date of this Indenture that Guarantees Indebtedness of the Issuer or any Guarantor under a Credit Facility, then, in either case, that Subsidiary will become a Guarantor by executing a supplemental indenture in substantially the form of Exhibit E hereto and delivering an Opinion of Counsel to the Trustee within 30 days after the date that Subsidiary was acquired or created or on which it guaranteed such Indebtedness.

Section 4.17    Designation of Restricted and Unrestricted Subsidiaries.

The Board of Directors of the Company may designate any Restricted Subsidiary (other than the Issuer) to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be either (1) an Investment made as of the time of the designation that will reduce the amount available for Restricted Payments under Section 4.07 hereof or (2) a Permitted Investment under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company will be in default of such covenant.

The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period and (2) no Default or Event of Default would be in existence following such designation.

Section 4.18    Covenant Suspension.

If on any date following the date of this Indenture: (a) the Notes are rated Baa3 or better by Moody’s or BBB- or better by S&P (or, if either such entity ceases to rate the Notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company as a replacement agency); and (b) no Default or Event of Default shall have occurred and be continuing under this Indenture as of the date of delivery of the Officers’ Certificate referred to below, then, upon delivery by the Company of an Officers’ Certificate to the foregoing effect, and subject to the provisions of this Section 4.18, Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.17 and Section 5.01(a)(4) of this Indenture will be suspended.

During any period that the foregoing Sections have been suspended (the “Suspension Period”), the Company’s Board of Directors may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to Section 4.17 hereof or the second paragraph of the definition of “Unrestricted Subsidiaries.”

Notwithstanding the foregoing, if the ratings assigned to the Notes by both such rating agencies should subsequently decline to below Baa3 and BBB- from Moody’s and S&P, respectively, the foregoing covenants will be reinstituted as of and from the date both such ratings were below investment grade (the “Reversion Date”). Calculations under the reinstated Section 4.07 hereof will be made as if Section 4.07 hereof had been in effect since the date of this Indenture except that no Default will be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended. Furthermore, all Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be deemed to have been incurred or issued pursuant to Section 4.09(b)(2) hereof. In addition, for purposes of Section 4.11 hereof, all agreements and arrangements entered into by the Company or any Restricted Subsidiary with an Affiliate of the Company during the Suspension Period will be deemed to have been entered into prior to the date of this Indenture and permitted by Section 4.11(b)(7) hereof, and for purposes of Section 4.08 hereof, all contracts entered into during the Suspension Period that contain any of the restrictions contemplated by such covenant will be deemed to have been existing on the date of this Indenture.

The Company shall promptly upon its occurrence deliver to the Trustee an Officers’ Certificate notifying the Trustee of the commencement of any Suspension Period or a Reversion Date, the date thereof and identifying the suspended covenants. The Trustee shall not have any obligation to monitor the ratings of the Notes, the occurrence or dates of any Suspension Period or Reversion Date and may rely conclusively on such Officers’ Certificate. The Trustee shall not have any obligation to notify the Holders of the occurrence or dates of any Suspension Period, suspended covenants or Reversion Date, but may provide a copy of such Officers’ Certificate to any Holder of Notes upon request.

ARTICLE 5

SUCCESSORS

Section 5.01    Merger, Consolidation or Sale of Assets.

(a)    Neither the Issuer nor the Company may, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Issuer or the Company, as the case may be, is the survivor) or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:

(1)    either: (a) the Issuer or the Company, as the case may be, is the surviving Person; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer or the Company, as the case may be) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2)    the Person formed by or surviving any such consolidation or merger (if other than the Issuer or the Company, as the case may be) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made (if other than the Issuer or the Company, as the case may be) expressly assumes in the case of the Issuer all the obligations of the Issuer under the Notes and this Indenture and, in the case of the Company, all the obligations of the Company under this Indenture and its Note Guarantee, in each case pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

(3)    immediately after such transaction, no Default or Event of Default exists; and

(4)    immediately after giving effect to such transaction and any related financing transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, either (a) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof or (b) have had a Fixed Charge Coverage Ratio of the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made, is equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately prior to such transaction.

(b)    Notwithstanding the foregoing, compliance with Section 5.01 will not be required for (1) any statutory conversion of the Company or the Issuer to another form of entity or (2) any sale, assignment, transfer, conveyance, lease or other disposition of properties or assets between or among the Company and its Restricted Subsidiaries. Clauses (3) and (4) of Section 5.01(a) hereof will not apply to any merger or consolidation of the Company or the Issuer (1) with or into one of the Company’s Restricted Subsidiaries for any purpose or (2) with or into an Affiliate solely for the purpose of reorganizing the Company or the Issuer in another jurisdiction.

Section 5.02    Successor Issuer Substituted.

Upon any consolidation or merger or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties or assets of the Company or the Issuer, as the case may be, in accordance with Section 5.01 hereof in which the Company or the Issuer, as the case may be, is not the surviving entity, the surviving Person formed by such consolidation or into or with which the Company or the Issuer, as the case may be, is merged or to which such sale, assignment, transfer, conveyance, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of the Company or the Issuer, as the case may be, under this Indenture with the same effect as if such surviving Person had been named as the Company or the Issuer, as the case may be, herein, and thereafter (except in the case of a lease of all or substantially all of the Company’s properties or assets), the Company or the Issuer, as the case may be, will be relieved of all obligations and covenants under this Indenture and the Notes and, in the case of the Company, its Note Guarantee.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01    Events of Default.

Each of the following is an “Event of Default”:

(a)    default for 30 days in the payment when due of interest, if any, on the Notes;

(b)    default in the payment when due (at Stated Maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

(c)    failure by the Issuer to comply with its obligations to offer to purchase or purchase Notes when due under the provisions of Section 4.10 or Section 4.15 or failure of the Company or the Issuer to comply with Section 5.01 hereof;

(d)    failure by the Company for 180 days after notice from the Trustee or Holders of at least 25% in aggregate principal amount of the Notes (with a copy to the Trustee if given by the Holders) then outstanding to comply with Section 4.03 hereof;

(e)    failure by the Company or the Issuer for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes (with a copy to the Trustee if given by the Holders) then outstanding to comply with any of its other agreements in this Indenture;

(f)    default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default:

(1)    is caused by a failure to pay principal of, premium, if any, on, or interest, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(2)    results in the acceleration of such Indebtedness prior to its Stated Maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $35.0 million or more; provided, however, that if (i) any such Payment Default is cured or waived, (ii) any such acceleration is rescinded, or (iii) such Indebtedness is repaid during the 30 day period commencing upon the end of any applicable grace period for such Payment Default or the occurrence of such acceleration, as the case may be, any Default or Event of Default and any acceleration of the Notes caused by such Payment Default or acceleration shall be automatically rescinded, so long as such rescission does not conflict with any judgment, decree or applicable law;

(g)    failure by the Company or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $35.0 million (to the extent not covered by insurance by a reputable and creditworthy insurer as to which the insurer has not disclaimed coverage), which judgments are not paid, discharged or stayed, for a period of 60 days;

(h)    except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; and

(i)    the Issuer, the Company, or any of the Company’s Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(1)    commences a voluntary case,

(2)    consents to the entry of an order for relief against it in an involuntary case,

(3)    consents to the appointment of a custodian of it or for all or substantially all of its property,

(4)    makes a general assignment for the benefit of its creditors, or

(5)    announces in writing that it generally is not paying its debts as they become due;

(j)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1)    is for relief against the Issuer, the Company or any of the Company’s Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(2)    appoints a custodian of the Issuer, the Company or any of the Company’s Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Issuer or the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; or

(3)    orders the liquidation of the Issuer, the Company or any of the Company’s Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary;

and in each case the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02    Acceleration.

In the case of an Event of Default specified in Section 6.01(i) or 6.01(j) hereof, with respect to the Issuer, the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, then the principal of and accrued and unpaid interest on all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the principal of and accrued and unpaid interest on all the Notes to be due and payable immediately.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders of all the Notes, rescind an acceleration and its consequences hereunder, if, among other things, (1) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, on, and interest on, the Notes that has become due solely by such declaration of acceleration, have been cured or waived and (3) the Trustee has been paid all amounts then owing to the Trustee under Section 7.06 hereof.

Section 6.03    Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal of, or any interest on, the Notes or Note Guarantees or to protect and enforce the rights vested in it by this Indenture, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuer, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.04    Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of principal of, premium, if any, on, and interest, if any, on, the Notes when due; provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration, as provided in Section 6.02. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05    Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudiced to such Holders) or that may involve the Trustee in personal liability. The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 6.06    Limitation on Suits.

Except to enforce the right to receive payments of principal, premium and interest, if any, when due on the Notes, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(a)    such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(b)    Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c)    such Holder or Holders offer and provide to the Trustee security or indemnity satisfactory to the Trustee against any loss, cost, liability or expense;

(d)    the Trustee does not comply with such request within 60 days after receipt of the request and the offer, or provision if requested, of security or indemnity; and

(e)    during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07    Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, on, and interest, if any, remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.08    Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company or the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. The Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ committee or other similar committee. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.09    Priorities.

If the Trustee collects any money or property pursuant to this Article 6, and any money or other property distributable in respect of the Company’s or Guarantors’ obligations under this Indenture after an Event of Default, shall be paid out or distributed in the following order:

First:    to the Trustee, its agents and attorneys for amounts due under Section 7.06 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:    to Holders of the Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, if any, respectively; and

Third:    to the Issuer or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of the Notes pursuant to this Section 6.09.

Section 6.10    Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.10 does not apply to a suit by the Trustee or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01    Duties of Trustee.

(a)    If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)    Except during the continuance of an Event of Default:

(1)    the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee will examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)    The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)    this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)    the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)    the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)    Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e)    No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request or direction of any Holders, unless such Holder has furnished to the Trustee security and indemnity satisfactory to it against any loss, cost, liability or expense.

(f)    The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02    Rights of Trustee.

(a)    The Trustee may conclusively rely upon any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b)    Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)    The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)    The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)    Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer will be sufficient if signed by an Officer of the Company. Any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

(f)    The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have furnished to the Trustee indemnity or security satisfactory to it against the losses, liabilities, costs, and expenses that might be incurred by it in compliance with such request or direction.

(g)    The Trustee shall not be deemed to have notice of a Default or an Event of Default unless a Responsible Officer of the Trustee has actual knowledge of such Default or Event of Default or unless written notice from the Company or from the Holders of at least 25% of the aggregate principal amount of the Notes of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the existence of a Default or Event of Default, the Notes and this Indenture.

(h)    In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood or such loss or damage and regardless of the form of action.

(i)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be compensated, reimbursed and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and each Agent, and each agent, custodian and other Person employed to act hereunder.

(j)    The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(k)    The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

(l)    No provision of this Indenture shall be deemed to impose any duty or obligation on the Trustee to take or omit to take any action, in the performance of its duties or obligations under this Indenture, or to exercise any right or power thereunder, to the extent that taking or omitting to take such action would violate applicable law binding upon it.

(m)    The Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the name of the individuals and/or titles of officers authorized at such time to take specific actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such Officers’ Certificate previously delivered and not superseded, and may be updated and delivered to the Trustee at any time by the Issuer in its discretion.

(n)    The Trustee will not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness, or other paper or document, or inquire as to the performance by the Company or the Guarantors of any of their covenants or obligations in this Indenture, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it will be entitled to examine the books, records, and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

Section 7.03    Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) after a Default has occurred and is continuing it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.09 hereof.

Section 7.04    Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or the Note Guarantees, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or in the Offering Memorandum or in any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication. The Trustee shall not be bound to ascertain or inquire as to the performance, observance, or breach of any covenants, conditions, representations, warranties or agreements on the part of the Company or the Guarantors but the Trustee may require full information and advice as to the performance of the aforementioned covenants. Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes or the Note Guarantees. The Trustee shall not be responsible for and makes no representation as to any act or omission of any rating agency or any rating with respect to the Notes. The Trustee shall have no obligation to independently determine or verify if any event has occurred or notify the Holders of any event dependent upon the rating of the Notes, or if the rating on the Notes has been changed, suspended or withdrawn by any rating agency. The Trustee shall have no obligation to independently determine or verify if any merger event, or any other event has occurred or notify the Holders of any such event. The Trustee shall have no obligation to independently determine or verify if any Change of Control, Asset Sale, or any other event has occurred or if an Asset Sale Offer or Change of Control Offer is required to be made, or notify the Holders of any such event.

Section 7.05    Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee as provided in Section 7.02(g), the Trustee will send to Holders of the Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, on, and interest, if any, on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06    Compensation and Indemnity.

(a)    The Issuer will pay to the Trustee from time to time compensation for its acceptance of this Indenture and services hereunder as shall be agreed to in writing from time to time by the Issuer and the Trustee. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Issuer will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)    The Issuer and the Guarantors, jointly and severally, will indemnify, defend and protect the Trustee (in its individual capacities and trustee capacities), its agents, representatives, officers, directors, employees and attorneys against any and all losses, liabilities, damages, claims, fees, costs or expenses (including reasonable attorneys’ fees and expenses and court costs) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture or in connection with the enforcement of any rights hereunder, or arising out of or in connection with the exercise or performance of any of its rights or powers hereunder, including the costs and expenses of enforcing this Indenture against the Issuer and the Guarantors (including this Section 7.06) and defending itself against any claim (whether asserted by the Issuer, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, and including reasonable attorneys’ fees and expenses and court costs incurred in connection with any action, claim or suit brought to enforce the Trustee’s right to compensation, reimbursement or indemnification, except to the extent any such loss, liability or expense may be attributable to its willful misconduct or gross negligence as determined by a final, non-appealable judgment of a court of competent jurisdiction. The Trustee will notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer will not relieve the Issuer or any of the Guarantors of their obligations hereunder. The Issuer or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Issuer will pay the reasonable fees and expenses of such counsel. Neither the Issuer nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c)    The obligations of the Issuer and the Guarantors under this Section 7.06 will survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

(d)    To secure the Issuer’s and the Guarantors’ payment obligations in this Section 7.06Section 7.06, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium, if any, on, and interest, if any, on, particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

(e)    When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(i) or (j) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f)    “Trustee” for the purposes of this Section 7.06 shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and each agent, custodian and other person employed to act hereunder; provided, however, that the gross negligence or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

Section 7.07    Replacement of Trustee.

(a)    A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07.

(b)    The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee upon 30 days’ prior notice to the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

(1)    the Trustee fails to comply with Section 7.09 hereof;

(2)    the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)    a custodian or public officer takes charge of the Trustee or its property; or

(4)    the Trustee becomes incapable of acting.

(c)    If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

(d)    If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuer’s expense), the Issuer, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)    If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)    A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will send a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.06 Section 7.06hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Issuer’s and Guarantors’ obligations under Section 7.06 hereof will continue for the benefit of the retiring Trustee.

Section 7.08    Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.09    Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

Section 7.10    Preferential Collection of Claims Against Company.

The Trustee is subject to TIA §311(a), excluding any creditor relationship listed in TIA §311(b). A Trustee who has resigned or been removed shall be subject to TIA §311(a) to the extent indicated therein.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01    Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuer may at any time, at the option of its Boards of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02    Legal Defeasance and Discharge.

Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(a)    the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, on, or interest, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(b)    the Issuer’s obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

(c)    the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s and the Guarantors’ obligations in connection therewith; and

(d)    this Article 8.

Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03    Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their respective obligations under the covenants contained in Sections 4.03, 4.04, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, and 4.17 hereof and clause (3) of Section 5.01(a) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes to the extent permitted by GAAP). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note

Guarantees, the Issuer and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c), (d), (e), (f), (g) and (h) hereof will not constitute Events of Default.

Section 8.04    Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(a)    the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, without consideration of any reinvestment of interest, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants delivered to the Trustee, to pay the principal of, premium, if any, on, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date (provided that if such redemption is made as provided in Section 3.07(b) hereof, (x) the amount of cash in U.S. dollars, non-callable Government Securities, or a combination thereof, that must be irrevocably deposited will be determined using an assumed Applicable Premium calculated as of the date of such deposit and (y) the depositor must irrevocably deposit or cause to be deposited additional money in trust on the redemption date as necessary to pay the Applicable Premium as determined on such date);

(b)    in the case of an election under Section 8.02 hereof, the Issuer must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

(1)    the Issuer received from, or there has been published by, the Internal Revenue Service a ruling; or

(2)    since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)    in the case of an election under Section 8.03 hereof, the Issuer must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)    no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(e)    such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(f)    the Issuer must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; and

(g)    the Issuer must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05    Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Issuer will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06    Repayment to Issuer.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, on, and interest, if any, on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest, if any, has become due and payable, subject to applicable abandoned property law shall be paid to the Issuer on its request or (if then held by the Issuer) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, will thereupon cease.

Section 8.07    Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, on, or interest, if any, on, any Note following the reinstatement of its obligations, the Issuer will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01    Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder of Notes, the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Note Guarantees:

(a)    to cure any ambiguity, defect or inconsistency, as evidenced by an Officers’ Certificate;

(b)    to provide for uncertificated Notes in addition to or in place of certificated Notes;

(c)    to provide for the assumption of an Issuer’s or a Guarantor’s obligations to Holders of the Notes and Note Guarantees in the case of a merger or consolidation or disposition of all or substantially all of the Issuer’s or such Guarantor’s properties or assets, as applicable;

(d)    to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any Holder, including to comply with requirements of the SEC or DTC in order to maintain the transferability of the Notes pursuant to Rule 144A or Regulation S under the Securities Act;

(e)    to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(f)    to conform the text of this Indenture, the Notes or the Note Guarantees to any provision of the “Description of Notes” section of the Offering Memorandum, as set forth in an Officers’ Certificate;

(g)    to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof;

(h)    to secure the Notes or the Note Guarantees, including pursuant to the requirements of Section 4.12 hereof;

(i)    to add any additional Guarantor or to evidence the release of any Guarantor from its Note Guarantee, in each case as provided in this Indenture, provided that any supplemental indenture to add additional Guarantors need only be signed by the Issuer, the Company, such additional Guarantor and the Trustee; or

(j)    to evidence or provide for the acceptance of appointment under this Indenture of a successor Trustee.

Upon the request of the Company, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Issuer and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02    With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture (including Sections 3.09, 4.10 and 4.15 hereof) and the Notes and the Note Guarantees with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Section 6.04 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class

(including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(a)    reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b)    reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes (except provisions relating to minimum required notice of optional redemption or, for the avoidance of doubt, provisions relating to Sections 3.09, 4.10 or 4.15 hereof);

(c)    reduce the rate of or change the time for payment of interest on any Note;

(d)    waive a Default or Event of Default in the payment of principal of, premium, if any, on, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(e)    make any Note payable in money other than that stated in the Notes;

(f)    make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to enforce their rights to receive payments of principal of, premium, if any, on, or interest, on, the Notes (other than as permitted by clause (g) below);

(g)    waive a redemption payment with respect to any Note (other than, for the avoidance of doubt, a payment required by Section 3.09, 4.10 or 4.15 hereof);

(h)    release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

(i)    make any change in the preceding amendment, supplement or waiver provisions.

Upon the request of the Company to the Trustee, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of the Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.05 hereof, the Trustee will join with the Issuer and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture.

It is not necessary for the consent of the Holders of the Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof. The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any supplemental indenture hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company or the Issuer will send to the Holders of the Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company or the Issuer to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Section 9.03    Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.04    Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05    Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in conclusively relying upon, in addition to the documents required by Section 12.02 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10

NOTE GUARANTEES

Section 10.01    Guarantee.

(a)    Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally Guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that:

(1)     the principal of, premium, if any, on, and interest, if any, on, the Notes will be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, on, and interest, if any, on, the Notes, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2)    in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

Failing payment when due of any amount so Guaranteed or any performance so Guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a Guarantee of payment and not a Guarantee of collection.

(b)    The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)    If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid by any of them to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d)    Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations Guaranteed hereby until payment in full of all obligations Guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations Guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations Guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 10.02    Limitation on Guarantor Liability.

Each Guarantor and, by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03    Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit D hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee on the date of this Indenture and that this Indenture, or a supplement thereto, will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer whose signature is on the notation of its Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such notation of its Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

Section 10.04    Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 10.05 hereof, a Guarantor that is a Subsidiary of the Company may not: (1) consolidate or merge with or into another Person (whether or not such Guarantor is the surviving Person), or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of such Guarantor in one or more related transactions, to another Person, other than the Issuer or another Guarantor, unless:

(a)    immediately after giving effect to such transaction or series of transactions, no continuing Default or Event of Default exists; and

(b)    either:

(1)    subject to Section 10.05 hereof, the Person acquiring the properties or assets in any such sale, assignment, transfer, conveyance or other disposition or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of that Guarantor under its Note Guarantee and this Indenture pursuant to a supplemental indenture, in form reasonably satisfactory to the Trustee; or

(2)    the transaction or series of transactions does not violate Section 4.10 hereof.

In case of any such consolidation, merger, sale or other disposition and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee of the Guarantor and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the notations of Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (b)(1) and (2) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor that is a Subsidiary of the Company with or into the Issuer or another Guarantor, or will prevent any sale or other disposition of the properties or assets of a Guarantor that is a Subsidiary of the Company as an entirety or substantially as an entirety to the Issuer or another Guarantor.

Section 10.05    Releases.

The Note Guarantee of a Guarantor (other than the Company) shall be automatically released:

(a)    in connection with any sale or other disposition of all or substantially all of the properties or assets of that Guarantor by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company if the sale or other disposition does not violate Section 4.10 hereof;

(b)    in connection with any sale or other disposition of Capital Stock of that Guarantor by way of merger, consolidation or otherwise to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate Section 4.10 hereof and such Guarantor ceases to be a Restricted Subsidiary of the Company as a result of the sale or other disposition;

(c)    upon designation of such Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture;

(d)    upon the liquidation or dissolution of such Guarantor; or

(e)    at such time as such Guarantor does not Guarantee any Indebtedness of the Issuer or any other Guarantor under a Credit Facility (other than the Notes).

In addition, the Note Guarantee of a Guarantor and its obligations under the Indenture and the Notes shall be automatically released upon Legal Defeasance or Covenant Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 11 hereof.

The Trustee shall execute any documents reasonably requested by the Issuer in order to evidence the release of any Guarantor from its obligations under its Note Guarantee; provided that prior to executing such documents, the Trustee shall be entitled to receive from the Issuer an Officers’ Certificate and an Opinion of Counsel compliant with Section 12.02 to the effect that the conditions precedent to such release have been satisfied. Any failure by the Trustee to execute such documents shall, however, not affect the automatic release and discharge of the Note Guarantee and the other obligations of any Guarantor as contemplated by the foregoing provisions of this Section 10.04. Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 10.05 will remain liable for the full amount of principal of, premium, if any, on, and interest, if any, on, the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

ARTICLE 11

SATISFACTION AND DISCHARGE

Section 11.01    Satisfaction and Discharge.

This Indenture will be satisfied and discharged and will cease to be of further effect as to all Notes issued hereunder (except as to surviving rights of registration of transfer or exchange of the Notes and as otherwise specified in this Article 11), when:

(a)    either:

(1)    all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

(2)    all Notes that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year by reason of the giving of a notice of redemption or otherwise and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest (which, in the case of Government Securities will be evidenced by an opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants delivered to the Trustee), to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal of, premium, if any, on, or interest on, the Notes to the date of Stated Maturity or redemption (provided that if such redemption is made as provided in Section 3.07(b) hereunder (x) the amount of cash in U.S. dollars, non-callable Government Securities, or a combination thereof, that must be irrevocably deposited will be determined using an assumed Applicable Premium calculated as of the date of such deposit and (y) the depositor must irrevocably deposit or cause to be deposited additional money in trust on the redemption date as necessary to pay the Applicable Premium as determined by such date);

(b)    the Issuer has or any Guarantor has paid or caused to be paid all other sums payable by the Issuer under this Indenture; and

(c)    the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at Stated Maturity or on the redemption date, as the case may be.

In addition, the Issuer must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (2) of clause (a) of this Section 11.01, the provisions of Sections 11.02 and 8.06 hereof will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.06 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02     Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Issuer has made any payment of principal of, premium, if any, on, and interest, if any, on, any Notes because of the reinstatement of their obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 11.01 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders.

ARTICLE 12

MISCELLANEOUS

Section 12.01    Notices.

Any notice or communication by the Issuer, any Guarantor or the Trustee to the others is duly given if in writing in the English language and delivered in Person or by first class mail (registered or certified, return receipt requested), electronic image scan, facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer and the Guarantors:

Berry Petroleum Corporation

Berry Petroleum Company, LLC

5201 Truxtun Avenue

Suite 100

Bakersfield, California 93309

Attention: Chief Financial Officer

If to the Trustee:

Wells Fargo Bank, National Association

333 South Grand Avenue, 5th Floor Site 5A

MAC E2064-05A

Los Angeles, California 90071

Attention: Corporate Trust Services

The Issuer, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by electronic image scan or facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

Any notice or communication to a Holder will be mailed by first class mail (or sent electronically if DTC is the recipient), certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar, except that all notices and communications to the Depositary as a Holder shall be given in the manner it prescribes, notwithstanding anything to the contrary indication herein. Failure to send a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is given in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuer or the Company sends a notice or communication to Holders, it will send a copy to the Trustee and each Agent at the same time.

Section 12.02    Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company or the Issuer to the Trustee to take any action under this Indenture (other than the issuance of the Initial Notes on the date hereof), the Company shall furnish to the Trustee:

(a)    an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.03 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b)    an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.03 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.03    Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(a)    a statement that the person making such certificate or opinion has read such covenant or condition;

(b)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)    a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)    a statement as to whether or not, in the opinion of such person, such condition or covenant has been satisfied.

Section 12.04    Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.05    No Personal Liability of Directors, Managers, Officers, Employees and Members.

No director, manager, officer, partner, employee, incorporator or member or other owner of any Capital Stock of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.06    Governing Law.

THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES.

Section 12.07 Waiver of Jury Trial.

EACH OF THE ISSUER, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.07    No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.08    Successors.

All agreements of the Company and the Issuer in this Indenture and the Notes will bind their respective successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.05 hereof.

Section 12.09    Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.10    Counterpart Originals.

The parties may sign any number of copies of this Indenture, and each party hereto may sign any number of separate copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 12.11    Table of Contents, Headings, etc.

The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof. Except with respect to specific provisions of the TIA expressly referenced in the provisions of this Indenture, the Trust Indenture Act shall not be applicable to, and shall not govern, this Indenture, the Notes and the Note Guarantees.

Section 12.12    Payment Date Other Than a Business Day.

If any payment with respect to any principal of, premium, if any, on, or interest or, if any, on, any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

Section 12.13    Evidence of Action by Holders.

Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Notes may take action (including the making of any demand or request, the giving of any direction, notice, consent or waiver or the taking of any other action) the fact that at the time of taking any such action the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with procedures approved by the Trustee, (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders or (d) in the case of Notes evidenced by a Global Note, by any electronic transmission or other message, whether or not in written format, that complies with the Depositary’s applicable procedures.

Section 12.14    U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identities each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 12.15    Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, or other unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[Signatures on following page]

SIGNATURES

Dated as of February 8, 2018

BERRY PETROLEUM COMPANY, LLC, as Issuer

By:	/s/ Cary Baetz
	Name:	Cary Baetz
Title: Executive Vice President and Chief Financial Advisor

BERRY PETROLEUM CORPORATION, as Guarantor and the Company

By:	/s/ Cary Baetz
	Name:	Cary Baetz
Title: Executive Vice President and Chief Financial Advisor

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Maddy Hughes
	Name:	Maddy Hughes
	Title:	Vice President

[Signature page to Indenture]

EXHIBIT A

[Face of Note]

CUSIP

ISIN

7.000% Senior Notes due 2026

No.                                                                                                                                                                                               $

BERRY PETROLEUM COMPANY, LLC

promises to pay to                      or registered assigns,

the principal sum of              DOLLARS [or such greater or lesser amount as may be indicated on the attached Schedule of Exchanges of Interests in the Global Note] on February 15, 2026.

Interest Payment Dates: February 15 and August 15

Record Dates: February 1 and August 1

BERRY PETROLEUM COMPANY, LLC

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION as Trustee

By:
Authorized Signatory

[BACK OF NOTE]

7.000% SENIOR NOTES DUE 2026

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)    INTEREST. Berry Petroleum, LLC, a Delaware limited liability company (the “Issuer”) promises to pay or cause to be paid interest on the unpaid principal amount of this Note at 7.0% per annum from [                    ]. The Issuer will pay interest, if any, semi-annually in arrears on February 15 and August 15 of each year (each, an “Interest Payment Date”); provided that the first Interest Payment Date shall be [                ]. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that, if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. If any payment with respect to any principal of, premium, if any, on, or interest, if any, on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

(2)    METHOD OF PAYMENT. The Issuer will pay interest on the Notes (except defaulted interest), if any, to the Persons who are registered Holders of Notes at the close of business on the February 1 and August 1 next preceding the Interest Payment Date, whether or not a Business day, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest, if any, at the office or agency of the Issuer maintained for such purpose described in the Indenture, or, at the option of the Issuer, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium, if any, on, and interest, if any, on, all Global Notes and all other Notes the Holders of at least $5.0 million principal amount of which will have provided wire transfer instructions to an account in the continental United States to the Issuer or the Paying Agent at least five Business Days prior to the applicable payment date. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)    PAYING AGENT AND REGISTRAR. Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change the Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(4)    INDENTURE. The Issuer issued the Notes under an Indenture dated as of February 8, 2018 (the “Indenture”) among the Issuer, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling to the extent permitted by law. The Notes are unsecured obligations of the Issuer. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5)    OPTIONAL REDEMPTION.

(a)    At any time prior to February 15, 2021, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture, upon notice as provided in the Indenture, at a redemption price equal to 107.000% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption (subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant Interest Payment Date), with an amount of cash not greater than the net cash proceeds of one or more Equity Offerings, provided that:

(A)    at least 65% of the aggregate principal amount of Notes originally issued under the Indenture on the date of this Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(B)    the redemption occurs within 180 days of the date of the closing of such Equity Offering.

(b)    At any time prior to February 15, 2021, the Issuer may on any one or more occasions redeem all or a part of the Notes, upon notice as provided in the Indenture, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium, and accrued and unpaid interest, if any, to the date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date.

(c)    The Issuer may redeem all (but not a portion of) the Notes when permitted by, and pursuant to the conditions in, Section 4.15(e) of the Indenture.

(d)    Except pursuant to the preceding paragraphs, the Notes will not be redeemable at the Issuer’s option prior to February 15, 2021. The Issuer will not be, however, prohibited from acquiring the Notes by means other than a redemption, whether pursuant to a tender offer, open market purchase or otherwise.

(e)    On or after February 15, 2021, the Issuer may on any one or more occasions redeem all or a part of the Notes, upon notice as provided in the Indenture, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on February 15 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant Interest Payment Date:

Year	Percentage
2021	105.250%
2022	103.500%
2023	101.750%
2024 and thereafter	100.000%

Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(6)    MANDATORY REDEMPTION. The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7)    REPURCHASE AT THE OPTION OF HOLDER.

(a)    If there is a Change of Control, the Issuer will be required to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date (the “Change of Control Payment”). Within 30 days following any Change of Control, the Issuer will send a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b)    If the Company or a Restricted Subsidiary of the Company consummates any Asset Sales, the Issuer may be required as set forth in the Indenture to apply Excess Proceeds to make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase. Holders of Definitive Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuer prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

(8)    NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a redemption date, the Issuer will mail or cause to be mailed, by first class mail, or send electronically if DTC is the recipient, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Article 8 or 11 thereof. Notes and portions of Notes selected will be in amounts of minimum denominations of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder shall be redeemed.

(9)    DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

(10)    PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.

(11)    AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class. Without the consent of any Holder of Notes, the Indenture, the Notes or the Note Guarantees may be amended or supplemented as provided in the Indenture.

(12)    DEFAULTS AND REMEDIES. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Issuer, the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, then the principal of and accrued and unpaid interest on all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the principal of and accrued and unpaid interest on the Notes to be due and payable immediately. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest, if any) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of all the Holders, rescind an acceleration or waive an existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, premium, if any, on, or interest, if any, on, the Notes (including in connection with an offer to purchase any Notes).

(13)    TRUSTEE DEALINGS WITH ISSUER. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.

(14)    NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder or other owner of any Capital Stock of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(15)    AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16)    ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17)    CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(18)    GOVERNING LAW. THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Berry Petroleum Corporation

Berry Petroleum Company, LLC

5201 Truxtun Avenue

Suite 100

Bakersfield, California 93309

Attention: Chief Financial Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code) and irrevocably appoint to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

☐  Section 4.10            ☐  Section  4.15

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Berry Petroleum Company, LLC

5201 Truxtun Avenue

Suite 100

Bakersfield, California 93309

Wells Fargo Bank, National Association

600 S. 4th Street – 7th Floor

MAC N9303-121

Minneapolis, MN 55415-1526

Phone: 1-800-344-5128

Fax: 1-866-969-1290

Email: Bondholdercommunications@wellsfargo.com

Re:	7.000% Senior Notes due 2026

Reference is hereby made to the Indenture, dated as of February 8, 2018 (the “Indenture”), among Berry Petroleum Company, LLC, a Delaware limited liability company (the “Issuer”), the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $         in such Note[s] or interests (the “Transfer”), to                      (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐    Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2. ☐    Check if Transferee will take delivery of a beneficial interest in the Regulation S Temporary Global Note, the Regulation S Permanent Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Note, the Regulation S Temporary Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3. ☐    Check and complete if Transferee will take delivery of a beneficial interest in a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)    ☐    such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

OR

(b)    ☐    such Transfer is being effected to the Company or a subsidiary thereof;

OR

(c)    ☐    such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4. ☐    Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) ☐    Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the

Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐    Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐    Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee)

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (A) OR (B)]

(a) ☐ a beneficial interest in the:

(i)	☐	144A Global Note (CUSIP ), or

(ii)	☐	Regulation S Temporary Global Note (CUSIP ), or

(iii)	☐	Regulation S Permanent Global Note (CUSIP ); or

(b) ☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a) ☐	a beneficial interest in the:

(i)	☐	144A Global Note (CUSIP ), or

(ii)	☐	Regulation S Global Note (CUSIP ), or

(iii)	☐	Unrestricted Global Note (CUSIP ); or

(b) ☐ a Restricted Definitive Note; or

(c) ☐	an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Berry Petroleum Company, LLC

5201 Truxtun Avenue

Suite 100

Bakersfield, California 93309

Wells Fargo Bank, National Association

600 S. 4th Street – 7th Floor

MAC N9303-121

Minneapolis, MN 55415-1526

Phone: 1-800-344-5128

Fax: 1-866-969-1290

Email: Bondholdercommunications@wellsfargo.com

Re:	7.000% Senior Notes due 2026

(CUSIP [                    ])

Reference is hereby made to the Indenture, dated as of February 8, 2018 (the “Indenture”), among Berry Petroleum Company, LLC, a Delaware limited liability company (the “Issuer”), the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $         in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.    Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.    Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted

Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee)

EXHIBIT D

[FORM OF NOTATION OF GUARANTEE]

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of February 8, 2018 (the “Indenture”), among Berry Petroleum Company, LLC, a Delaware limited liability company (the “Issuer”), the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium, if any, on, and interest, if any, on, the Notes, whether at Stated Maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of, premium, if any, on, and interest, if any, on, the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[NAME OF GUARANTOR(S)]

By:
Name:
Title:

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EXHIBIT E

[FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                     , among                      (the “Guaranteeing Subsidiary”), a subsidiary of Berry Petroleum Corporation, a Delaware corporation (the “Company”), Berry Petroleum Company, LLC, a Delaware limited liability company (the “Issuer”), the Company, and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer and the Guarantors named therein have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of February 8, 2018 providing for the issuance of 7.000% Senior Notes due 2026 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally Guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.    AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

4.    NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder or other owner of any Capital Stock of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

5.    NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

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6.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8.    THE TRUSTEE. The Trustee makes no representation as to and shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company, the Issuer and the Guaranteeing Subsidiary.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:                     ,

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

BERRY PETROLEUM COMPANY, LLC

By:
Name:
Title:

BERRY PETROLEUM CORPORATION

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION
As Trustee

By:
Authorized Signatory

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